Exhibit 10.25

SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

DATED AS OF NOVEMBER 13, 2003

Among

STONE STREET FUND 1998, L.P.,

BRIDGE STREET FUND 1998, L.P.,

GREEN EQUITY INVESTORS II, L.P.,

GS MEZZANINE PARTNERS, L.P.,

GS MEZZANINE PARTNERS OFFSHORE, L.P.,

ARES LEVERAGED INVESTMENT FUND, L.P.,

ARES LEVERAGED INVESTMENT FUND II, L.P.,

C.L. JEFFREY,

SHEILA JEFFREY,

CERTAIN STOCKHOLDERS SIGNATORIES HERETO,

and

DFG HOLDINGS, INC.

Table of Contents

ARTICLE 1	Election of Directors.

1.1	Board of Directors

ARTICLE 2	Restrictions on Transfer; Preemptive Rights.

2.1	General Restrictions on Transfer

2.2	Compliance with Securities Laws

2.3	Agreement to be Bound

2.4	Tag-Along Rights for the Executive Parties and the Investors

2.5	Cooperation by the Company

2.6	Improper Transfer

2.7	Involuntary Transfer

2.8	First Option Rights

2.9	Option to Repurchase Shares

2.10	Preemptive Rights

2.11	First Offer Rights

ARTICLE 3	Drag-Along Sales

3.1	Right of Purchaser to Require Sale

3.2	Drag-Along Notice

3.3	Delivery of Certificates

3.4	Consideration

3.5	Cooperation

ARTICLE 4	Registration Rights

4.1	Definitions

4.2	Demand Registrations

4.3	Piggyback Registration

4.4	Registration Statement

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4.5	Registration Procedures

4.6	Holdback Agreements

4.7	Registration Expenses

4.8	Conditions to Holder’s Rights

4.9	Indemnification

4.10	Rule 144

ARTICLE 5	Representations and Warranties

5.1	Representations and Warranties of the Company

5.2	Representations and Warranties of the Stockholders

ARTICLE 6	Termination of Agreement

ARTICLE 7	Exercise of the Investor Put Right

7.1	Put Right.

7.2	Sale Rights.

7.3	Exclusive Remedy

ARTICLE 8	General

8.1	Recapitalization, Exchanges, etc. Affecting the Shares

8.2	Injunctive Relief

8.3	Notices

8.4	Legend

8.5	Transferees Bound

8.6	Amendment; Waiver

8.7	Additional Documents

8.8	No Third-Party Benefits

8.9	Successors and Assigns

8.10	Severability

8.11	Integration

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8.12	Governing Law

8.13	Attorneys’ Fees

8.14	Headings

8.15	Information for Notices

8.16	Counterparts

8.17	Consent to Jurisdiction

8.18	No Inconsistent Agreements

8.19	Certain Distributions Exempt

8.20	Certain Limitations

8.21	Information Regarding Beneficial Ownership

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STOCKHOLDERS AGREEMENT

THIS SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (the “Agreement”), dated as of November 13, 2003, by and among Green Equity Investors II, L.P., a Delaware limited partnership (the “Purchaser”), Stone Street Fund 1998, L.P., a Delaware limited partnership (collectively with its permitted assigns, “Stone”), Bridge Street Fund 1998, L.P., a Delaware limited partnership (collectively with its permitted assigns, “Bridge”), GS Mezzanine Partners, L.P., a Delaware limited partnership (collectively with its permitted assigns, “GSMP Onshore”), GS Mezzanine Partners Offshore, L.P., an exempt Cayman Islands limited partnership (collectively with its permitted assigns, “GSMP Offshore” and, collectively with Stone, Bridge and GSMP Onshore, “GSMP”), Ares Leveraged Investment Fund, L.P., a Delaware limited partnership (“Ares I”), Ares Leveraged Investment Fund II, L.P., a Delaware limited partnership (“Ares II”, and collectively with Ares I, “Ares”), C.L. Jeffrey, an individual (“CL”), Sheila Jeffrey, an individual (together with CL, the “Broker”), certain stockholders signatories hereto (individually, the “Executive”, and collectively, the “Executives”) and DFG Holdings, Inc., a Delaware corporation (the “Company”), amends and restates in its entirety the Stockholders Agreement, dated as of November 13, 1998, by and among the Purchaser, the Executives and the Company.  Each of the parties to this Agreement (other than the Company) and any other Person (as defined in Section 4.1) who shall become a party to or agree to be bound by the terms of this Agreement after the date hereof is sometimes hereinafter referred to individually as a “Stockholder” and collectively as “Stockholders”.  GSMP and Ares are sometimes herein referred to individually as an “Investor” and collectively as “Investors”.

RECITALS

On December 18, 2003, the parties hereto entered into the Amended and Restated Stockholders Agreement (the “Original Agreement”) in connection with the consummation by he Company, the Purchaser and the Executives of the merger (the “Merger”) contemplated by that certain Agreement and Plan of Merger dated as of November 13, 1998, (the “Merger Agreement”).

In connection with the Merger, the Company and the Investors entered into (i) a Subscription Agreement, dated as of December 18, 1998 (the “Subscription Agreement”), providing for the issuance and sale of 1,957.5378 Shares (as defined below) by the Company to the Investors and (ii) a Purchase Agreement, dated as of December 18, 1998 (the “Original Purchase Agreement”), providing for (A) the issuance by the Company to the Investors of $120,625,617.30 Aggregate Principal Amount of 13% Senior Discount Notes Due 2006 (the “Discount Notes”) and (B) the issuance and sale of 1,040.6103 Shares by the Company to the Investors.

Concurrently with the execution and delivery of this Agreement, the Company and the Investors are entering into the exchange agreements (the “Exchange Agreement”), dated as of the date hereof, pursuant to which the Investors are exchanging the Discount Notes for 16% Senior Notes Due 2012, 13.95% Senior Subordinated Notes Due 2012 (collectively, the “New Notes”) and certain cash payments.  It is a condition to the execution and delivery of the Exchange Agreement that the Stockholders amend and restate the Original Agreement and enter into this Agreement.

The Stockholders currently own the shares of Class A Common Stock, par value $0.001 per share, of the Company (the “Common Stock”), as set forth on Schedule 1 attached hereto.  Shares of Common Stock now owned or hereafter acquired by any Stockholder are collectively referred to as the “Shares”.  Schedule 1 also sets forth each Stockholder’s percentage interest in the Common Stock on a fully-diluted basis.

The Company and each of the Stockholders desire, for their mutual benefit and protection, to amend and restate the Original Agreement and to enter into this Agreement to set forth their respective rights and obligations with respect to their Shares (whether issued or acquired hereafter, including all shares of Common Stock or other equity interests of the Company issuable upon the exercise, conversion or exchange of warrants, options or other securities or rights to acquire shares of Common Stock or other equity interests of the Company, or upon the conversion or exchange of any security (“Rights”)).

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1                                Election of Directors.

1.1                                 Board of Directors.  Each Stockholder other than GSMP shall vote his or its Shares in favor of the election of such nominee to the board of directors of the Company (the “Board of Directors”) as set forth herein.  So long as Jeffrey Weiss is the chief executive officer of the Company, he shall be nominated to the Board of Directors and each Stockholder agrees to vote in favor of such nomination.  So long as GSMP or its Affiliates own any New Notes or Shares, GSMP Onshore shall be entitled to nominate two members of the Board of Directors and each Stockholder agrees to vote in favor of such nominations.  So long as Purchaser owns, directly or indirectly, twenty percent (20%) or more of the then issued and outstanding stock of the Company, the Purchaser shall be entitled to nominate the remaining members of the Board of Directors and each Stockholder other than GSMP agrees to vote in favor of such nominations.

The size of the Board of Directors shall not be increased from its current size of seven without the consent of the Purchaser and, for so long as GSMP is entitled to nominate two members of the Board of Directors, GSMP.  In the event a director is removed, with or without cause, the vacancy created by such removal shall be filled only by the Stockholder (or its permitted successors, or assigns) who had in the first instance nominated such director (but only if such Stockholder otherwise continues to be entitled to nominate such director).

The Company and the Stockholders shall take all other actions necessary to ensure that the Certificate of Incorporation and By-laws of the Company do not at any time conflict with the provisions of this Agreement.

ARTICLE 2                                Restrictions on Transfer; Preemptive Rights.

2.1                                 General Restrictions on Transfer.  So long as this Agreement is in effect, each Stockholder agrees that such Stockholder will not, directly or indirectly, sell, hypothecate, give, bequeath, transfer, assign, pledge or in any other way whatsoever encumber or dispose of by operation of law or otherwise (any such event, a “Transfer”) any Shares now or hereafter at any time owned by such Stockholder to another Person (“Transferee”), to the extent such Transfer is prohibited by this Agreement or any employment agreement between such Executive and the Company.  The Company shall not transfer upon its books any Shares to any Person to the extent prohibited by this Agreement and any purported transfer in violation hereof shall be null and void and of no effect.  Each Executive represents and warrants to the Purchaser, the Investors and the Company that, except as permitted by Section 2.4 and Article 3, there is not any plan or intention on the part of such Executive to sell, exchange or otherwise dispose of the Shares owned by such Executive on the date hereof.

2.2                                 Compliance with Securities Laws.  No Stockholder shall Transfer any Shares, and the Company shall not transfer on its books any Shares, unless (a) the Transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission (as defined in Section 4.1) thereunder, all as the same shall be in effect at the time (the “Securities Act”) and is in compliance with any applicable state securities or blue sky laws or (b) such Stockholder shall have furnished the Company with an opinion of counsel, to the extent reasonably required by the Company, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act; provided that any Transfer by a Stockholder which is a state-sponsored employee benefit plan to a successor trust or fiduciary or pursuant to a statutory reconstitution shall be expressly permitted and no opinions of counsel shall be required in connection therewith.  As used in this Agreement, the term “affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.  For purposes of this Agreement, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by”, and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract or otherwise.  Notwithstanding the foregoing, in no event shall any Investor be deemed to be an affiliate of the Company or the Purchaser.

2.3                                 Agreement to be Bound.  No Transfer of Shares, including without limitation transfers otherwise permitted under Section 2.8 and Section 2.11 hereof, by a Stockholder shall be effective (and the Company shall not transfer on its books any Shares) unless (i) the certificates representing such Shares issued to the Transferee shall bear the legend provided in Section 8.4, if required by such Section 8.4, and (ii) the Transferee shall have executed and delivered to the Company, as a condition precedent to such Transfer, an instrument or instruments in form and substance satisfactory to the Company confirming that the Transferee agrees to be bound by the terms of this Agreement and accepts the rights and obligations set forth hereunder, provided, however, that the conditions set forth in this Section 2.3 shall not apply to any sale of Shares pursuant to an effective registration statement under the Securities Act or, provided such sale is made after a Public Offering Event (as defined in Section 2.4.5), pursuant to Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any other similar regulation hereafter adopted by the Commission (“Rule 144”).

2.4                                 Tag-Along Rights for the Executive Parties and the Investors.

2.4.1                        Right to Participate in Sale.  (a)  Purchaser and its affiliates are sometimes referred to in this Agreement, collectively, as the “Purchaser Parties” and, individually, as a “Purchaser Party.”  The Investors and their affiliates, collectively with the Broker are sometimes referred to in this Agreement, collectively, as the “Investor/Broker Parties” and, individually, as an “Investor/Broker Party.”  The Executives and their respective spouses, descendants and ancestors and any trusts solely for the benefit of any or all of the foregoing, in each case to the extent Shares have been transferred to such Person as permitted under Section 2.8.3, are sometimes referred to in this Agreement, collectively, as the “Executive Parties” and, individually, as an “Executive Party.”  As used in this Section 2.4.1., (i) the “Triggering Transaction” shall mean the transaction representing a sale or other disposition of Shares by the Purchaser Parties which transaction when aggregated with all prior sales or other dispositions of Shares by any Purchaser Party results in the sale or other disposition by the Purchaser Parties of greater than twenty percent (20%) of the Shares beneficially owned by the Purchaser Parties as of the date of this Agreement and (ii) “Exempt Transactions” shall mean any sale or other disposition of Shares by a Purchaser Party which occurs prior to the date of the Triggering Transaction.  If at any time any Purchaser Parties propose to enter into an agreement (or substantially contemporaneous agreements, whether or not with the same or affiliated parties) to sell or otherwise dispose of for value any Shares in one or more related transactions other than in one or more related Exempt Transactions (such sale or other disposition for value being referred to as a “Tag-Along Sale”), then such Purchaser Parties shall afford the Executive Parties and the Investor/Broker Parties (each individually a “Tag-Along Stockholder” and, collectively, the “Tag-Along Stockholders”) the opportunity to participate proportionately in such Tag-Along Sale in accordance with this Section 2.4 or any employment agreement between such Executive and the Company.  The number of Shares that each Tag-Along Stockholder will be entitled to include in such Tag-Along Sale (the “Tag-Along Allotment”) shall be determined by multiplying (i) the number of Shares held by such Tag-Along Stockholder on a fully diluted basis as of the close of business on the day immediately prior to the Tag-Along Notice Date (as hereinafter defined) (the “Base Shares”) by (ii) a fraction, the numerator of which shall equal the number Shares proposed by the Purchaser Parties to be sold or otherwise disposed of by the Purchaser Parties pursuant to the Tag-Along Sale and the denominator of which shall equal the total number of Shares that are beneficially owned by the Purchaser Parties on a fully-diluted basis as of the close of business on the day immediately prior to the Tag-Along Notice Date; provided, however, that if any of the Tag-Along Stockholders fails to elect to participate in a Tag-Along Sale, Purchaser shall give notice of such failure to the other Tag-Along Stockholders.  Such notice shall be made by telephone and confirmed in writing within two (2) days.  The other Tag-Along Stockholders shall have three (3) days from the date such written notice was given to agree to sell their pro rata share of any unsold portion.  For purposes of this Section 2.4.1, a Tag-Along Stockholder’s pro rata share of any unsold portion shall be equal to the number of shares obtained by multiplying (A) the number of Shares eligible for sale by the non-electing Tag-Along Stockholders by (B) a fraction, the numerator of which shall equal such Tag-Along Stockholder’s Base Shares and the denominator of which shall equal the Base Shares held by all Tag-Along Stockholders that are participating in the Tag-Along Sale.

2.4.2                        Sale Notice.  The relevant Purchaser Parties shall provide each Tag-Along Stockholder and the Company with written notice (the “Tag-Along Sale Notice”) not more than sixty (60) days nor less than thirty (30) days prior to the proposed date of the Tag-Along Sale (the “Tag-Along Sale Date”).  Each Tag-Along Sale Notice shall be accompanied by a copy of any written agreement relating to the Tag-Along Sale and shall set forth:  (i) the name and address of each proposed Transferee of Shares in the Tag-Along Sale; (ii) the number of Shares proposed to be Transferred by such Purchaser Parties; (iii) the proposed amount and form of consideration to be paid for such Shares and the terms and conditions of payment offered by each proposed Transferee; (iv) the aggregate number of Shares held of record by the Purchaser Parties as of the close of business on the day immediately prior to the date of the Tag-Along Sale Notice (the “Tag-Along Notice Date”); (v) the Tag-Along Stockholder’s Tag-Along Allotment assuming the Tag-Along Stockholder elected to sell the maximum number of Shares possible; (vi) confirmation that the proposed Transferee has been informed of the Tag-Along Rights provided for herein and has agreed to purchase Shares from any Tag-Along Stockholder in accordance with the terms hereof; and (vii) the Tag-Along Sale Date.

2.4.3                        Tag-Along Notice.  Any Tag-Along Stockholder wishing to participate in the Tag-Along Sale shall provide written notice (the “Tag-Along Notice”) to the relevant Purchaser Parties no less than fifteen (15) days prior to the Tag-Along Sale Date.  The Tag-Along Notice shall set forth the number of Shares that such Tag-Along Stockholder elects to include in the Tag-Along Sale, which shall not exceed such Tag-Along Stockholder’s Tag-Along Allotment.  The Tag-Along Notice given by any Tag-Along Stockholder shall constitute such Tag-Along Stockholder’s binding agreement to sell the Shares specified in the Tag-Along Notice on the terms and conditions applicable to the Tag-Along Sale; provided, however, that in the event that there is any material change in the terms and conditions of such Tag-Along Sale applicable to the Tag-Along Stockholder (including, but not limited to, any decrease in the purchase price that occurs other than pursuant to an adjustment mechanism set forth in the agreement relating to the Tag-Along Sale) after such Tag-Along Stockholder gives its Tag-Along Notice, then, notwithstanding anything herein to the contrary, the Tag-Along Stockholder shall have the right to withdraw from participation in the Tag-Along Sale with respect to all, but not less than all, of its Shares affected thereby.  If the proposed Transferee does not consummate the purchase of all of the Shares requested to be included in the Tag-Along Sale by any Tag-Along Stockholder on the same terms and conditions applicable to the Purchaser Parties, then such Purchaser Parties shall not consummate the Tag-Along Sale of any of its Shares to such Transferee, unless the Shares of such Purchaser Parties and the Tag-Along Stockholders to be sold are reduced or limited pro rata in proportion to the respective number of Shares actually sold in any such Tag-Along Sale and all other terms and conditions of the Tag-Along Sale are the same for such Purchaser Parties and the Tag-Along Stockholders.

If a Tag-Along Notice from any Tag-Along Stockholder is not received by such Purchaser Parties prior to the fifteen (15) day period specified above, such Purchaser Parties shall have the right to consummate the Tag-Along Sale without the participation of such Tag-Along Stockholder, but only on terms and conditions which are no more favorable in any material respect to such Purchaser Parties (and, in any event, at no greater a purchase price, except as the purchase price may be adjusted pursuant to the agreement relating to the relevant Tag-Along Sale) than as stated in the Tag-Along Sale Notice and only if such Tag-Along Sale occurs on a date within ninety (90) days of the Tag-Along Sale Date.  If such Tag-Along Sale does not occur within such ninety (90) day period, the Shares that were to be subject to such Tag-Along Sale thereafter shall continue to be subject to all of the restrictions contained in this Section 2.4.

2.4.4                        Delivery of Certificates.  On the Tag-Along Sale Date, each Tag-Along Stockholder shall deliver a certificate or certificates for the Shares to be sold by such Tag-Along Stockholder in connection with the Tag-Along Sale, duly endorsed for transfer with signatures guaranteed, to the Transferee in the manner and at the address indicated in the Tag-Along Sale Notice against delivery of the purchase price for such Shares.

2.4.5                        Exempt Transfers.  The provisions of this Section 2.4 shall not apply:

(i)                                     to any sale, transfer or other disposition of Shares by and among Purchaser and any of its respective limited partners (on a pro rata basis for no consideration), or general partners or investment funds controlled, directly or indirectly, by the general partner of such Purchaser Party;

(ii)                                  to any sale of Shares to the public pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144;

(iii)                               from and after a Public Offering Event.  For the purposes of this Agreement, a “Public Offering Event” shall mean the first date after which at least twenty percent (20%) of the Company’s outstanding shares of Common Stock is publicly held and such Common Stock is listed or admitted to trading on a national securities exchange or quoted on the NASDAQ National Market or Small Capitalization System; or

(iv)                              to any bona fide pledge of Shares to a commercial bank, savings and loan institution or any other similar lending institution as security for any indebtedness to such lender, provided that, upon any foreclosure such pledgee shall comply with the terms of Section 2.3 of this Agreement.

2.5                                 Cooperation by the Company.  The Company will provide reasonable assistance to any Executive Party, any Investor/Broker Party, or any Purchaser Party seeking to sell its Shares, provided that the Company shall not be required to provide any confidential information to any prospective purchaser who has not executed a confidentiality agreement in form reasonably satisfactory to the Company.  Any reasonable out-of-pocket costs to the Company of providing such assistance shall be paid pro rata (based on the number of Shares proposed to be sold) by each Stockholder seeking to sell its Shares.  The Company will also cooperate with any Executive Party, any Investor/Broker Party or any Purchaser Party in having all stop transfer instructions or notations and restrictive legends lifted in connection with the sale (other than to an affiliate of the Company) of Shares pursuant to Rule 144 promulgated under the Securities Act; provided that in such a case the selling Stockholder shall be required to provide the Company with the opinion provided for in Section 2.2(b).

2.6                                 Improper Transfer.  Any attempt to Transfer or otherwise encumber any Shares in violation of this Agreement shall be null and void and neither the Company nor any transfer agent of such Shares shall give any effect to such attempted Transfer or encumbrance in its stock records.

2.7                                 Involuntary Transfer.  In the case of any Transfer of title or beneficial ownership of Shares upon default, foreclosure, forfeit, court order, or otherwise than by a voluntary decision on the part of a Stockholder (an “Involuntary Transfer”), such Stockholder (or his legal representatives) shall promptly (but in no event later than two (2) Business Days after such Involuntary Transfer) furnish written notice to the Company indicating that an Involuntary Transfer has occurred, specifying the name of the Person to whom such Shares have been transferred and giving a detailed description of the circumstances giving rise to, and stating the legal basis for, the Involuntary Transfer.

2.8                                 First Option Rights.

2.8.1                        First Option.  (a) No Executive Party shall Transfer any Shares except as specifically permitted by this Section 2.8 or under the terms of Section 2.4 or Article 3.  If at any time any Executive Party (a “Selling Executive Party”) desires to sell for cash all or any part of the Shares held by such Selling Executive Party, and such Selling Executive Party shall have received an irrevocable and unconditional bona fide arm’s length written offer (the “Bona Fide Offer”) for the purchase of such Shares for consideration consisting solely of cash from any third party unaffiliated with such Selling Executive Party (an “Outside Party”), the Selling Executive Party shall provide written notice (the “Sale Notice”) to each of (i) Purchaser or its assigns (together, the “Purchaser  Buyer”), (ii) Investors or their respective assigns (together, the “Investor Buyers” and collectively with the Purchaser Buyer, the “Secondary Buyers”) and (iii) the Company (each Purchaser Buyer, each Investor Buyer and the Company, a “Potential Buyer”) setting forth such desire to sell for cash such Shares, which Sale Notice shall be accompanied by a photocopy of the original Bona Fide Offer and shall set forth at least the name and address of the Outside Party and the price and terms of such Bona Fide Offer.  Upon the giving of such Sale Notice, each Potential Buyer shall, subject to the priorities set forth below, have the option (which option (the “Purchase Option”), in the case of Purchaser Buyer and the Investor Buyers only, shall be assignable at Purchaser Buyer’s or each respective Investor Buyer’s, as the case may be, sole discretion, but only to its respective affiliates) to purchase all, but not less than all, of such Shares specified in the Sale Notice, on the same terms and conditions, including but not limited to the offer price for the Shares, as the Bona Fide Offer.  Each Potential Buyer shall have thirty (30) days from receipt of the Sale Notice to provide written notice (the “Acceptance Notice”) to such Selling Executive Party of its desire to exercise such Purchase Option.  If more than one Potential Buyer shall deliver an Acceptance Notice within such thirty (30) day period, the priority as among the Potential Buyers to match the Bona Fide Offer and purchase such Shares shall be, to the extent such Potential Buyers have delivered Acceptance Notices, first, the Company, and, second, if the Company shall have failed to deliver an Acceptance Notice, the Secondary Buyers, based on the allocations set forth below, provided, however, that the Company and the Secondary Buyers may in their discretion, agree to a different allocation of the Shares to be purchased as among themselves so long as each of them agrees to such allocation.  If the Company fails to deliver an Acceptance Notice and (i) at least two Secondary Buyers deliver Acceptance Notices, each of them shall purchase from such Selling Executive Party such number of Shares as equals (A) the total number of Shares specified in the Sale Notice delivered by such Selling Executive Party multiplied by (B) a fraction, the numerator of which shall equal the number of Shares held by such Secondary Buyer on a fully-diluted basis as of the close of business on the day immediately prior to the date on which such Selling Executive Party delivers the Sale Notice to the Potential Buyers and the denominator of which shall equal the aggregate number of Shares held by all Secondary Buyers who delivered Acceptance Notices, on a fully-diluted basis, on such date, or (ii) only one Secondary Buyer delivers an Acceptance Notice, such Secondary Buyer shall purchase all of the Shares specified in such Sale Notice.

If a Potential Buyer or Potential Buyers, as applicable, elects to purchase, in the aggregate, all of the Shares covered by the Bona Fide Offer on the terms and conditions set forth in the Sale Notice, the Potential Buyer(s) entitled to purchase such Shares (the “Chosen Buyer(s)”) shall be determined in accordance with the priorities set forth above and such Chosen Buyer(s) shall be obligated to purchase, and such Selling Executive Party shall be obligated to sell, such Shares at the price and terms specified in the Sale Notice.  The closing of the purchase by the Chosen Buyer(s) shall be held on a Business Day within sixty (60) days (or such necessary longer period, if any, pending any necessary approval or non-objection by, or any filing with, any governmental or regulatory authority being sought in good faith by appropriate proceedings promptly initiated and diligently conducted) after the giving of the relevant Acceptance Notice, at the principal offices of the Chosen Buyer(s), or at such other time and place as may be mutually agreed to by the Chosen Buyer(s) and the Selling Executive Party.

If no Acceptance Notice(s) is (are) delivered within the periods specified above by one or more Potential Buyers, as applicable, with respect to all (but not less than all) of the Shares included in the Sale Notice, the Selling Executive Party shall, upon compliance with the provisions of Section 2.3, have the right to consummate the sale of all (but not less than all) of the Shares covered by the Sale Notice to the Outside Party but only at the price and upon terms and conditions no less favorable to the Selling Executive Party than those contained in the Sale Notice (provided that the purchase price must be payable solely in cash) and only if such sale occurs on a date within sixty (60) days of the date of the Sale Notice; provided, however, that in the event the Selling Executive Party has not so transferred all (but not less than all) of such Shares to the Outside Party within such sixty (60) day period, then such Shares thereafter shall continue to be subject to all of the restrictions contained in this Agreement.

2.8.2                        No Waiver.  Any election in any instance by any Potential Buyer not to exercise its option rights under this Section 2.8 shall not constitute a waiver of such rights with respect to any other proposed Transfer of Shares.

2.8.3                        Exempt Transfers.  The provisions of this Section 2.8 shall not apply:

(i)                                     to any Transfer of Shares to the spouse of such Executive, any direct lineal descendant or ancestor of such Executive or any trust solely for the benefit of any or all of the foregoing, provided that each of the following conditions shall be satisfied:

(A)                              after giving effect to such Transfer, such executive shall be the sole beneficial and record owner of a number of Shares representing not less than fifty percent (50%) of the Shares (including Shares subject to options) held by such Executive on the date hereof;

(B)                                after giving effect to such Transfer, sole voting power with respect to such Transferred Shares shall be held by such Executive; and

(C)                                if the Transferee of such Transferred Shares shall have executed and delivered to the Company, as a condition precedent to such Transfer, an instrument or instruments in form and substance satisfactory to the Company confirming that the Transferee agrees to be bound by the terms of this Agreement and accepts the rights and obligations set forth in this Agreement; or

(ii)                                  to any sale of Shares by an Executive Party in a public offering pursuant to an effective registration statement under the Securities Act.

2.9                                 Option to Repurchase Shares.  In the event that an Executive is no longer employed, which includes the death or disability of such Executive (the “Terminated Executive”, which term includes any legal representative of the Terminated Executive) with the Company (or any of its subsidiaries) (an “Option Event”), then the Company, the Purchaser (or its assigns) and each Investor (or its assigns) (together with Purchaser (or its assigns), the “Repurchase Option Buyers”), subject to the priorities set forth below, shall have the right and option (the “Repurchase Option”), in each of their respective sole discretion, at any time during the thirty (30) days following the occurrence of an Option Event, to repurchase from such Terminated Executive all of the Shares then owned, directly or indirectly, by such Terminated Executive, including all such Shares acquired by a Person pursuant to an Exempt Transfer as set forth in paragraph 2.8.3 of this Agreement.  The priority to exercise the Repurchase Option shall be, first to the Company and, second to the Purchaser (or its assigns) and to each Investor (or its respective assigns based on the allocations set forth below); provided, however, that each of the Company, the Purchaser and each Investor can elect not to exercise the Repurchase Option and that the Company, the Purchaser and the Investors may in their discretion, agree to a different allocation of the Shares to be repurchased as among themselves so long as each of them agrees to such allocation.  In the event the Company does not choose to exercise the Repurchase Option, and at least two Repurchase Option Buyers desire to exercise the Repurchase Option, each such Repurchase Option Buyer shall purchase such number of Shares as equals (i) the total number of Shares that are subject to the Repurchase Option, multiplied by (ii) a fraction, the numerator of which shall equal the number of Shares owned by such Repurchase Option Buyer on a fully-diluted basis as of the close of business on the day immediately prior to the date of the Option Event and the denominator of which shall equal the aggregate number of the Shares held by the Repurchase Option Buyers who chose to exercise the Repurchase Option, on a fully-diluted basis, on such date.  The price to exercise the Repurchase Option shall be the fair market value of the Shares to be purchased at the time of the Option Event, which shall be determined in accordance with the provisions set forth in Schedule 2, attached hereto.  In the event that the Company consummates the Repurchase Option, any amounts payable to Terminated Executive by the Company shall be first offset against any outstanding principal balance of any indebtedness owed to the Company (including any of its subsidiaries) by Terminated Executive in accordance with the terms of such indebtedness.  The exercise of the Repurchase Option shall be by means of a written notice of exercise delivered to the Terminated Executive and the payment of the purchase price shall be made in cash (subject to any offset of indebtedness as set forth in the preceding sentence), which date shall be no later than thirty (30) days (or such necessary longer period, if any, pending any necessary approval or non-objection by, or any filing with, any governmental or regulatory authority being sought in good faith by appropriate proceedings promptly initiated and diligently conducted) following delivery of such notice or such longer period as may be reasonably necessary to determine the fair market value of the Shares at the time of the Option Event in accordance with the provisions set forth in Schedule 2, attached hereto and in accordance with the terms governing the repayment of any indebtedness of such Terminated Executive to the Company.  Any Shares subject to the Repurchase Option shall be free and clear of any and all liens, claims, charges and encumbrances.

2.10                           Preemptive Rights.  In the event of a proposed issuance of, or a proposed granting by the Company of, Common Stock or other equity interests of the Company or Rights, other than the issuance of stock options (or any exercise thereof) to employees of the Company reflected on Schedule 1 attached hereto (each, a “Proposed Issuance”), each of the Purchaser, each Investor and any executive of the Company granted such rights pursuant to the terms of his or her employment with the Company (the “Permitted Executives”) shall have the right, on the same terms as those of the Proposed Issuance and during a reasonable time no less than thirty (30) days after the Company has given notice to each of the Purchaser, the Investors and the Permitted Executives of such Proposed Issuance, to purchase that proportion of such Common Stock or other equity interests or Rights as is necessary to maintain such Purchaser’s, Investor’s or Permitted Executive’s fully-diluted percentage equity interests in the Company on a record date not more than thirty (30) days prior to the Proposed Issuance (the “Proposed Issuance Record Date”).   The price or prices for such Common Stock, other equity interests or Rights shall be no less favorable to each Purchaser, Investor and Permitted Executive than the price or prices at which such Common Stock, other equity interests or Rights are proposed to be offered for sale or granted to others, after deduction of the expenses of and compensation for the sale, underwriting or purchase of such Common Stock, other equity interests or Rights by underwriters, dealers or other purchasers as may be paid by the Company.  To the extent that any Purchaser, Investor or Permitted Executive chooses not to participate in the Proposed Issuance (a “Non-Participating Stockholder”), the remaining Purchaser, Investors and Permitted Executives who choose to participate in the Proposed Issuance (the “Participating Stockholders”) shall each have the right to purchase that number of additional shares of Common Stock, other equity interests or Rights, as the case may be, as equals (i) number of shares of Common Stock, other equity interests or Rights, as the case may be, the Non-Participating Stockholders would have been entitled to receive had such Non-Participating Stockholder(s) participated in the Proposed Issuance, multiplied by (ii)

such Participating Stockholder’s fully-diluted percentage ownership of equity interests in the Company (without regard to the Non-Participating Stockholder(s)) on the Proposed Issuance Record Date.

2.11                           First Offer Rights.

2.11.1                  First Offer Rights.  (a) No Investor shall, and the Broker shall not, Transfer any Shares except as specifically permitted by this Section 2.11 or under the terms of Sections 2.4 or Article 3.  If at any time any Investor or the Broker (a “Selling Investor/Broker”) desires to sell for cash all or any part of the Shares held by such Selling Investor/Broker, such Selling Investor/Broker shall first give written notice (the “First Offer Notice”) to the Purchaser or its assigns (together, the “Offer Purchaser”) stating such Selling Investor/Broker’s desire to make such sale, the number Shares proposed to be sold, the price and the terms on which such Selling Investor/Broker proposes to make such sale.  Upon the giving of such First Offer Notice, the Offer Purchaser shall have the option (which option (the “First Offer Option”) shall be assignable at the Offer Purchaser’s sole discretion) to purchase all, but not less than all, of such Shares specified in the First Offer Notice, on the terms and conditions set forth in such First Offer Notice.  Offer Purchaser shall have fifteen (15) days from receipt of the First Offer Notice to provide written notice (the “First Offer Acceptance Notice”) to such Selling Investor/Broker of its desire to exercise such First Offer Option.

If an Offer Purchaser elects to purchase, in the aggregate, all of the Shares proposed to be sold by such Selling Investor/Broker on the terms and conditions set forth in the First Offer Notice, the Offer Purchaser shall be obligated to purchase, and such Selling Investor/Broker shall be obligated to sell, such Shares at the price and terms specified in the First Offer Notice.  The closing of the purchase by the Offer Purchaser shall be held on a Business Day within forty-five (45) days (or such necessary longer period, if any, pending any necessary approval or non-objection by, or any filing with, any governmental or regulatory authority being sought in good faith by appropriate proceedings promptly initiated and diligently conducted) after the giving of the First Offer Acceptance Notice, at the principal offices of the Offer Purchaser, or at such other time and place as may be mutually agreed to by the Offer Purchaser and the Selling Investor/Broker.

If no First Offer Acceptance Notice is delivered within the period specified above by the Offer Purchaser, the Selling Investor/Broker shall, upon compliance with the provisions of Section 2.3, have the right to consummate the sale of all (but not less than all) of the Shares covered by the First Offer Notice to an unaffiliated third-party of third parties but only at a price and upon terms and conditions no less favorable to the Selling Investor/Broker than those contained in the First Offer Notice and only if such sale occurs on a date within seventy-five (75) days (or such necessary longer period, if any, pending any necessary approval or non-objection by, or any filing with, any governmental or regulatory authority being sought in good faith by appropriate proceedings promptly initiated and diligently conducted), from the earlier of (i) the lapse of the fifteen (15) day period (or the ten (10) day period in the case of an Amended First Offer Notice described below) following the receipt of the First Offer Notice and (ii) the receipt by the Selling Investor/Broker of a notice from the Offer Purchaser declining to exercise the First Offer Option; provided, however, that in the event the Selling Investor/Broker has not so transferred all (but not less than all) of such Shares to such unaffiliated third-party(ies) within such seventy-five (75) day period (or such necessary longer period, if any, pending any necessary approval or non-objection by, or any filing with, any governmental or regulatory authority being sought in good faith by appropriate proceedings promptly initiated and diligently conducted), then such Shares thereafter shall continue to be subject to all of the restrictions contained in this Agreement.  Notwithstanding anything to the contrary contained in this paragraph, the Selling Investor/Broker shall have the right in such seventy-five (75) day period to provide to the Offer Purchaser an amended First Offer Notice (the “Amended First Offer Notice”) which shall be identical to the First Offer Notice, except that the Amended First Offer Notice shall offer the Shares subject to the First Offer Notice at a price between 90% and 99.9% of the price specified in the First Offer Notice.  The Amended First Offer Notice shall be treated for all purposes of this Section 2.11 as if it were an initial First Offer Notice, except that the Offer Purchaser shall have ten (10) days from receipt of such Amended First Offer Notice to provide such Selling Investor/Broker with a First Offer Acceptance Notice.

2.11.2                  No Waiver.  Any election in any instance by Offer Purchaser not to exercise its first offer rights under this Section 2.11 shall not constitute a waiver of such rights with respect to any other proposed Transfer of Shares.

2.11.3                  Exempt Transfers.  The provisions of this Section 2.11 shall not apply:

(i)                                     to any sale, transfer or other disposition of Shares by and among Ares and any of its respective limited partners (on a pro rata basis for no consideration), or general partners or investment funds controlled, directly or indirectly, by the general partners of Ares;

(ii)                                  to any sale, transfer or other disposition of Shares by and among GSMP and any of its respective limited partners (on a pro rata basis for no consideration), or general partners or investment funds controlled, directly or indirectly, by the general partners of GSMP; and

(iii)                               to the sale of the Shares by any Investor in a public offering pursuant to an effective registration statement under the Securities Act  pursuant to the provisions set forth in Sections 4.2 and 4.3 of this Agreement.

ARTICLE 3                                Drag-Along Sales.

3.1                                 Right of Purchaser to Require Sale.  Notwithstanding any other provision of this Agreement, if the Purchaser Parties (the “Drag-Along Sellers”) agree to sell or otherwise dispose of (or cause to be sold or otherwise disposed of) for cash or any other securities all of the Shares then owned by the Purchaser Parties, in one in one or more related transactions (a “Drag-Along Sale”), to a third Person or third Persons who are not affiliates of any of the Drag-Along Sellers (a “Third Party”), then, upon the demand of a majority of the Drag-Along Sellers, the Executive Parties, the Investors and the Broker (the “Required Sellers”) shall be required to sell to such Third Party all, but not less than all, of the shares of Common Stock, if any, then held by them, at the same price and on the same terms and conditions as the Drag-Along Sellers have agreed to with such Third Party;

provided, however, in the event of a drag-along transaction that includes as consideration other securities that are not publicly traded, the Investors shall be entitled to the rights with respect to such securities that are as favorable to the Investors as those set forth in ARTICLE 4 hereof.

3.2                                 Drag-Along Notice.  Prior to making any Drag-Along Sale, the Drag-Along Sellers shall promptly provide each Required Seller with written notice (the “Drag-Along Notice”) not more than thirty (30) or less than fifteen (15) days prior to the proposed date of the Drag-Along Sale (the “Drag-Along Sale Date”).  The Drag-Along Notice shall set forth:  (i) the name and address of the Third Party; (ii) the name and address of each member of the Drag-Along Sellers; (iii) the proposed amount and form of consideration to be paid per Share and the terms and conditions of payment offered by the Third Party; (iv) the number of Shares held of record as of the close of business on the date of the Drag-Along Sale Notice (the “Drag-Along Notice Date”) by the Required Seller to whom the notice is sent; (v) the aggregate number of Shares held of record as of the Drag-Along Notice Date by the Drag-Along Sellers; (vi) confirmation that the Drag-Along Sellers are selling all or substantially all of the aggregate number of Shares then held by them to the Third Party; (vii) the Drag-Along Sale Date; and (viii) confirmation that the proposed Third Party has agreed to purchase the Required Sellers’ shares of Common Stock in accordance with the terms hereof.

3.3                                 Delivery of Certificates.  On the Drag-Along Sale Date, each Required Seller shall deliver a certificate or certificates for all of its shares of Common Stock, duly endorsed for transfer with signatures guaranteed, to such Third Party in the manner and at the address indicated in the Drag-Along Notice against delivery of the purchase price for such Required Seller’s shares of Common Stock.

3.4                                 Consideration.  The provisions of this Section 3 shall apply regardless of the form of consideration received in the Drag-Along Sale.  In the event that all or a portion of the consideration received by the Required Sellers in the Drag-Along Sale is other than cash or securities that are publicly traded and are freely tradeable (“Saleable Securities”), the Company  agrees that any outstanding indebtedness of a Required Seller to the Company shall remain outstanding without modification to the extent such indebtedness exceeds the amount, if any, of the portion of the consideration consisting of cash or Saleable Securities, except that such non-cash consideration received by such Required Seller shall substitute and replace the Shares sold in the Drag-Along Sale which previously served as collateral for such indebtedness.

3.5                                 Cooperation.  The Executive Parties shall cooperate in good faith with the Drag-Along Sellers in connection with the consummation of the Drag-Along Sale.

ARTICLE 4                                Registration Rights.

4.1                                 Definitions.  For purposes of this Article 4, the following terms are used as defined below.

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act and Exchange Act.

“Demand” means a written request of the Company from either a Purchaser Holder or a GSMP Holder to consummate a Demand Registration.

“Demand Registration” means the registration under the Securities Act (including, but not limited to, a shelf registration under Rule 415 promulgated under the Securities Act) by the Company of all or part of the Registrable Shares of Purchaser Holders or GSMP Holders, as applicable, pursuant to a Demand received by the Company from the Purchaser Holders or GSMP Holders, as the case may be.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder.

“Executive Holder” means a Holder of Registrable Executive Shares, including a Transferee of Registrable Executive Shares if (i) the Transfer to such Transferee is not prohibited by this Agreement, and (ii) the Shares Transferred to such Transferee continue to be Registrable Shares.

“GSMP Holder” means a Holder of Registrable GSMP Shares, including a Transferee of Registrable GSMP Shares if (i) the Transfer to such Transferee was not prohibited by this Agreement, and (ii) the Shares Transferred to such Transferee continue to be Registrable Shares;

“Holder” means a Holder of Registrable Shares.  A Person is deemed to be a Holder of Registrable Shares whenever such Person owns Registrable Shares; provided, however, that unless the Company is otherwise notified by the Holder of Registrable Shares, the Holder of Registrable Shares shall be deemed to be that Person set forth on the books and records of the Company or the registrar for such Registrable Shares set forth.

“Investor Holder” means, collectively, the GSMP Holders and the Non-GSMP Investor Holders.

“Non-GSMP Investor Holder” means a Holder of Registrable Non-GSMP Investor Shares, including a Transferee of Registrable Non-GSMP Investor Shares if (i) the Transfer to such Transferee is not prohibited by this Agreement, and (ii) the Shares Transferred to such Transferee continue to be Registrable Shares;

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

“Purchaser Holder” means a Holder of Registrable Purchaser Shares, including a Transferee of Registrable Purchaser Shares if (i) the Transfer to such Transferee is not prohibited by this Agreement, and (ii) the Shares Transferred to such Transferee continue to be Registrable Shares.

“Registrable Broker Shares” means the Shares owned by the Broker on the date hereof or subsequently acquired by Broker (and any securities issued or issuable with respect to such Common Stock by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization or otherwise).

“Registrable Executive Shares” means the shares of Common Stock owned by an Executive on the date hereof or subsequently acquired by any Executive Party (and any securities issued or issuable with respect to such Common Stock by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization or otherwise) (collectively, together with the Registrable Broker Shares, Registrable Purchaser Shares, Registrable GSMP Shares and Registrable Non-GSMP Investor Shares, the “Registrable Shares”); provided, however, that any Registrable Shares will cease to be Registrable Shares when (i) a registration statement covering such Registrable Shares has been declared effective and such Registrable Shares have been disposed of pursuant to such effective registration statement, or (ii) such Registrable Shares are distributed to the public pursuant to Rule 144;

“Registrable GSMP Shares” means the Shares issued to GSMP pursuant to the Subscription Agreement and the Purchase Agreement or Shares subsequently acquired by any GSMP party (and any securities issued or issuable with respect to such Shares or Warrants by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization or otherwise);

“Registrable Investor Shares” means, collectively, the Registrable GSMP Shares and the Registrable Non-GSMP Investor Shares.

“Registrable Non-GSMP Investor Shares” means the Shares issued to Ares (collectively, the “Non-GSMP Holders”) pursuant to the Subscription Agreement and the Purchase Agreement or Shares subsequently acquired by any Non-GSMP Investor Holders (and any securities issued or issuable with respect to such Shares by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation or other organization or otherwise);

“Registrable Purchaser Shares” means the shares of Common Stock issued pursuant to the Merger Agreement to Purchaser or subsequently acquired by any Purchaser Party (and any securities issued or issuable with respect to such Common Stock by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization or otherwise); and

“Selling Holder” means, with respect to any registration statement, any Holder who seeks to include its Registrable Shares are included therein.

4.2                                 Demand Registrations.

4.2.1                        Number of Registrations.

(a)                                  Purchaser Holders’ Demand Rights.  Commencing on the date of this Agreement, Purchaser Holders holding an aggregate number of Registrable Purchaser Shares at least equal to twenty percent (20%) of the number of Registrable Purchaser Shares on the date hereof shall be entitled to make a Demand of the Company to consummate a Demand Registration of all or part of their Registrable Purchaser Shares; provided, however, that not more than an aggregate of three (3) Demand Registrations with respect to the Registrable Purchaser Shares may be made pursuant to the rights granted by this Section 4.2.1(a); and provided, further that if one or more of the Purchaser Parties have not registered all or part of their Registrable Shares through the first Demand Registration, then one or more Purchaser Holders holding an aggregate number of Registrable Purchaser Shares at least equal to fifteen percent (15%) of the Registrable Purchaser Shares on the date hereof shall be entitled to make a subsequent Demand; and provided, further that the first Demand Registration must cover an aggregate number of Registrable Purchaser Shares at least equal to twenty-five percent (25%) of the number of Registrable Purchaser Shares on the date hereof and a subsequent Demand Registration must cover an aggregate number of Registrable Purchaser Shares at least equal to twenty percent (20%) of the number of Registrable Purchaser Shares on the date hereof.

(b)                                 GSMP Holders’ Demand Rights.  Notwithstanding any Demand Registrations consummated by the Company pursuant to Section 4.2.1(a) of this Agreement, commencing on the date of this Agreement, the GSMP Holders holding an aggregate number of Registrable GSMP Shares at least equal to twenty-five percent (25%) of the number of Registrable GSMP Shares on the date hereof shall be entitled to make a Demand of the Company to consummate a Demand Registration of all or part of the Registrable Investor Shares on a pro rata basis among all Investor Holders who own any Registrable Investor Shares; provided, however, that not more than two (2) Demand Registrations with respect to the Registrable Investor Shares may be made pursuant to the rights granted by this Section 4.2.1(b).

(c)                                  Selection of Underwriter.  Any Demand Registration hereunder shall be on any appropriate form under the Securities Act permitting registration of such Registrable Shares for resale by the Purchaser Holders or the Investor Holders, as applicable, in the manner or manners designated by them (including, without limitation, pursuant to one or more underwritten offerings).  The determination of whether the offering will involve an underwritten offering, and the selection of investment bankers and managers, if any, and counsel, shall be made by Holders of a majority of the Registrable Purchaser Shares or the Registrable GSMP Shares, as applicable, to be included in such registration, provided, however, that the selection of investment bankers and managers, if any, and counsel so selected shall be reasonably satisfactory to the Company.  If requested, the Company shall enter into an underwriting or other such agreement with an investment banking firm in connection with a Demand Registration, containing representations, warranties, indemnities and agreements then customarily included in underwriting or other such agreement by such underwriter with respect to secondary distributions of securities.

4.2.2                        Registration.  The Company shall file a registration statement with respect to each Demand Registration and use its best efforts to cause the same to be declared effective as promptly as practicable following such Demand, but not later than one hundred twenty (120) days thereafter.  Unless all of the Registrable Purchaser Shares or Registrable Investor Shares, as applicable, covered by the registration statement have earlier been sold or withdrawn from sale, the Company shall keep any such Registration Statement effective for a period of at least one hundred eighty (180) days after such registration statement is first declared effective plus a period equal to (x) any period during which the Selling Holders are prohibited from making sales because of any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court plus (y) any Demand Suspension Period (as defined below) plus (z) any holdback period pursuant to Section 4.6 that occurs while the registration statement is effective (the “Demand Period”) and a registration will not count as a Demand Registration unless it is declared effective by the Commission and remains effective until the earlier of such time as all of the Registrable Purchaser Shares or Registrable Investor Shares, as applicable, included in such registration have been sold or disposed of or withdrawn from sale by the Selling Holders or the expiration of the Demand Period or, if the registration remains effective for a shorter period, the Selling Holders have sold at least eighty percent (80%) of their Registrable Purchaser Shares or Registrable Investor Shares, as applicable, included in such Demand Registration.  In addition, a request for registration shall not be deemed to constitute a Demand Registration if: (i) the conditions to closing specified in the underwriting agreement or other such agreement entered into in connection with such Demand Registration are not satisfied other than by reason of some act or omission by the Purchaser Holders or the GSMP Holders, as applicable, that are Selling Holders; (ii) the Company voluntarily takes any action that would result in the Selling Holders not being able to sell such Registrable Shares covered thereby during the Demand Period; (iii) after it has become effective, such Demand Registration becomes subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court and such order, injunction or requirement is not promptly withdrawn or lifted, and such Demand Registration has not otherwise remained effective for the Demand Period (including effective periods both before and after the order, injunction or requirement is made or imposed); or (iv) such Demand Registration does not involve an underwritten offering and the Purchaser Holders or the Investor Holders, as applicable, that are Selling Holders determine not to proceed following any delay imposed hereunder by the Company; provided, however, that prior to such a delay under this clause (iv), the Purchaser Holders or the Investor Holders, as applicable, that are Selling Holders have not sold more than eighty percent (80%) of the Registrable Purchaser Shares or Registrable Investor Shares, as applicable, included in such Demand Registration.  Notwithstanding the foregoing, the Company may, at any time, delay the filing or delay or suspend the effectiveness of the Demand Registration or, without suspending such effectiveness, instruct the Selling Holders not to sell any securities included in the Demand Registration, if the Company shall have determined in good faith (as evidenced by a Board resolution delivered to the Selling Holders) that proceeding with the Demand Registration at such time may have a material adverse effect on the Company or the Company shall have determined upon the advice of counsel that it would be required to disclose any actions taken by the Company in good faith and for valid business reasons, including without limitation, the acquisition or divestiture of assets, which disclosure may have a material adverse effect on the Company or on such actions (a “Demand Suspension Period”), by providing the Selling Holders with written notice of such Demand Suspension Period and the reasons therefor.  The Company shall use its best efforts to provide such notice at least ten (10) days prior to the commencement of such a Demand Suspension Period; provided, however, that in any event the Company shall provide such notice no later than the commencement of such Demand Suspension Period; and provided, further, that in no event shall the Demand Suspension Periods exceed one hundred twenty (120) days in any three hundred sixty (360) day period.

The Company further agrees to supplement or amend such registration statement with respect to such Demand Registration, as required by the registration form utilized by the Company or by the instructions applicable to such registration form or by the Securities Act for the registration of securities or as reasonably requested (which request shall result in the filing of a supplement or amendment subject to approval thereof by the Company, which approval shall not be unreasonably withheld) by any Selling Holder or any managing underwriter of Registrable Shares to which such Demand Registration relates, and the Company agrees to furnish to the Selling Holders (and any managing underwriter) copies, in substantially the form proposed to be used and/or filed, of any such supplement or amendment prior to its being used and/or filed with the Commission.  The Company shall amend or supplement the registration statement with respect to such Demand Registration no less frequently than every forty-five (45) days to update the list of Selling Holders pursuant to written requests by such Holders.

4.2.3                        Inclusion of Registrable Shares.  Any Demand shall specify the number of Registrable Purchaser Shares or Registrable Investor Shares, as applicable, to be registered and the intended methods of disposition thereof.  Within ten (10) days after receipt of such Demand, the Company shall give written notice of such registration request to all Holders of Registrable Purchaser Shares or Registrable Investor Shares, as applicable, which have not made the Demand, and the Company shall include in such registration all Registrable Purchaser Shares or Registrable Investor Shares, as applicable, with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the date on which such notice is given.  Each such request shall also specify the aggregate number of Registrable Purchaser Shares or Registrable Investor Shares, as applicable, to be registered.  Subject to the priority provisions of Section 4.2.4 hereof, the Company may also include in such Demand Registration shares of Common Stock for the account of the Company and any other Persons who hold shares of Common Stock.

4.2.4                        Priority on Demand Registrations.  If a Demand Registration is an underwritten registration and the managing underwriters of such offering determine in good faith that the aggregate number of (i) Registrable Purchaser Shares or Registrable Investor Shares, as applicable, of the Selling Holders exercising their rights to participate in the Demand Registration on a demand basis, pursuant to this Section 4.2; (ii) Shares of the Company; and (iii) Shares of any other Persons entitled to participate in such Demand Registration, in each case proposed to be included in such registration statement, exceeds the maximum number of Shares that can reasonably be expected to be sold within a price range acceptable to the Purchaser Holders or the GSMP Holders, as applicable, that made the Demand, then the number of shares to be offered for the account of the Company and for the account of all such other Persons, other than holders of Registrable Purchaser Shares, if the Purchaser Holders made the Demand, or Registrable Investor Shares, if the GSMP Holders made the Demand, participating in such registration shall be reduced or limited pro rata (and to zero, if necessary) in proportion to the respective number of Shares requested to be registered to the extent necessary to reduce the total number of Shares requested to be included in such registration statement to the maximum number of Shares that can reasonably be expected to be included therein and still satisfy such price requirement.  If the foregoing market “cutback” does not reduce the aggregate number of Shares proposed to be included in the registration statement to the maximum number of Shares that can reasonably be expected to be sold within the price range acceptable to the Purchaser Holders or the GSMP Holders, as applicable, that made the Demand, the Company shall include in such registration Registrable Purchaser Shares or Registrable Investor Shares, as applicable, of such Selling Holders pro rata among all such Selling Holders on the basis of the number of Registrable Purchaser Shares or Registrable Investor Shares, as applicable, requested to be included by all such Selling Holders.  Any request for registration with respect to which such a market “cutback” with respect to such Selling Holders occurs shall be deemed to constitute a Demand Registration for all purposes of this Article 4; provided, however, that if any such market “cutback” occurs with respect to a Demand Registration and all the Selling Holders that made the Demand are not able to sell at least eighty percent (80%) of the Registrable Shares which such Holders proposed to sell pursuant to such Demand Registration (in the case of a Demand made by the GSMP Holders, the Registrable Non-GSMP Investor Shares of the Non-GSMP Investor Holders shall also be included for this purpose), then such request for registration will not count against the number of Demands to which the Purchaser Holders or the GSMP Holders, as applicable, that made the Demand are entitled pursuant to Section 4.2 hereof.

4.2.5                        Compliance.  Notwithstanding any other provisions hereof, the Company shall use its best efforts to ensure that (i) any registration statement filed in connection with a Demand Registration or a Piggyback Registration pursuant to Section 4.3 below, and any amendment thereto, and any prospectus forming a part thereof, and any supplement thereto, complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any registration statement filed in connection with a Demand Registration, or a Piggyback Registration pursuant to Section 4.3 below, and any amendment thereto, does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any registration statement filed in connection with a Demand Registration, or a Piggyback Registration pursuant to Section 4.3 below, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading.

4.3                                 Piggyback Registration.

4.3.1                        Right to Include Registrable Shares.  If the Company at any time proposes to register any of its equity securities under the Securities Act, whether or not for sale for its own account and whether or not on account of receipt by the Company of a Demand pursuant to Section 4.2.1(a) or (b), on a form and in a manner which would permit registration of Registrable Shares for a public offering under the Securities Act (other than on a registration statement (i) on Form S-4 or Form S-8 or any successor form thereto or (ii) filed in connection with an exchange offer), the Company shall give written notice of the proposed registration to each Holder at least fifteen (15) days prior to the filing thereof, and each Holder shall have the right to request that all or any part of its Registrable Shares be included in such registration by giving written notice to the Company within fifteen (15) days after the giving of such notice by the Company.  If the registration statement is to cover an underwritten offering, such Registrable Shares shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.  Notwithstanding the foregoing, an Executive Holder may not request the registration of his or her respective Registrable Executive Shares, if such Registrable Executive Shares may, at the time (or within thirty days thereafter), be distributed to the public pursuant to paragraph (k), as such paragraph may be amended from time to time, or any other similar provision hereafter adopted by the Commission, of Rule 144.

4.3.2                        Priority on Piggyback Registrations.

(a)                                  Company Registrations.  If the registration is an underwritten primary registered offering on behalf of the Company and not as the result of a Demand pursuant to Section 4.2.1, and the managing underwriter(s) of such offering determine in their good faith judgment that the aggregate number of securities, including Registrable Shares, of the Company which all Selling Holders and all other security holders of the Company, pursuant to contractual rights to participate in such registration (the “Other Holders”), propose to include in such registration statement exceeds the maximum number of securities, including Registrable Shares, that can reasonably be expected to be sold in such offering without materially and adversely affecting the marketability of the offering or the selling price to be obtained, the Company will include in such registration, first, the shares of Common Stock or other securities which the Company proposes to sell and, second, the Registrable Shares of such Selling Holders and other securities to be sold for the account of Other Holders, pro rata among all such Selling Holders and Other Holders, taken together, on the basis of the number of Registrable Shares or other securities of the Company requested to be included by all Selling Holders and Other Holders who have requested that securities owned by them be so included, it being agreed and understood, however, that such managing underwriter(s) shall have the right, at their sole discretion, to eliminate entirely the participation in such registration of all Selling Holders and Other Holders (or certain selected classes, such as directors and executive officers).

(b)                                 Selling Holders’ Registration.  If the registration is an underwritten secondary registered offering on behalf of Selling Holders that are Purchaser Holders or Investor Holders, as the case may be, pursuant to Section 4.2 hereof, and the managing underwriter(s) determine in good faith that the aggregate number of securities which all Selling Holders, the Company and all Other Holders propose to include in such registration exceeds the maximum number of securities that can reasonably be expected to be sold within the price range acceptable to the Purchaser Holders or the GSMP Holders, as applicable, that made the Demand, the Company will include in such registration, first, the Registrable Purchaser Shares of the Purchaser Holders, if the Purchaser Holders made the Demand or the Registrable Investor Shares of the Investor Holders, if the GSMP Holders made the Demand in accordance with Section 4.2.4 hereof, and, second, any securities to be sold for the account of the Company, securities to be sold for the account of the Selling Holders (that are not Purchaser Holders, if the Purchaser Holders made the Demand or Investor Holders, if the GSMP Holders made the Demand) participating in such offering on a piggyback basis and any securities to be sold for the account of the Other Holders electing to include securities in such registration, pro rata among the Company, all such Selling Holders and all such Other Holders, taken together, on the basis of the number of Shares or other securities to be sold by the Company in the absence of such pro ration, the number of Registrable Shares or other securities requested to be included by all such Selling Holders and the number of Shares or other securities requested to be included by all such Other Holders, it being agreed and understood, however, that such managing underwriter(s) shall have the right, at their sole discretion, to eliminate entirely the participation therein of the

Company and of all such Selling Holders and Other Holders (or certain selected classes, such as directors and executive officers).

(c)                                  Other Holders’ Registration.  If the registration is an underwritten secondary registered offering on behalf of any of the Other Holders pursuant to demand registration rights arising from a document other than this Agreement, and the managing underwriter(s) determine in good faith that the aggregate number of securities which all Selling Holders, the Company and all Other Holders propose to include in such registration exceeds the maximum number of securities that can reasonably be expected to be sold within the price range acceptable to the Other Holders, the Company will include in such registration, first, the securities to be sold for the account of the Other Holders demanding registration (but only to the extent such Other Holders are entitled to demand inclusion thereof pursuant to demand registration rights), second, any securities to be sold for the account of the Company, and, third, the Registrable Shares of such Selling Holders and other securities to be sold for the account of the Other Holders electing to include (but not being entitled pursuant to demand registration rights to demand inclusion of) securities in such registration, pro rata among all such Selling Holders and Other Holders, taken together, on the basis of the number of Registrable Shares or other securities of the Company requested to be included by all Selling Holders and such Other Holders who have requested that securities owned by them be included (it being agreed and understood, however, that such managing underwriter(s) shall have the right to eliminate entirely the participation therein of all such Selling Holders and Other Holders (or certain selected classes, such as directors and executive officers) with respect to such securities since they are not entitled to demand inclusion of such securities pursuant to demand registration rights).

(d)                                 Underwriters.  Except in the case of a Demand Registration, the Registrable Shares proposed to be registered and sold for the account of any Selling Holder pursuant to a piggyback registration shall be sold to prospective underwriters selected or approved by the Company, and on the terms and subject to the conditions of one or more underwriting agreements negotiated between the Company, the Purchaser Holders, if any, the GSMP Holders, if any, and/or Other Holders demanding registration and such prospective underwriters.  The Selling Holders shall be permitted to withdraw all or a part of the Registrable Shares held by such Selling Holders which were to be included in such piggyback registration at any time prior to the effective date of such registration.  The Company may withdraw any registration statement for such offering at any time before it becomes effective, or postpone the offering of securities, without obligation or liability to any Selling Holder participating on a piggy-back basis.

4.4                                 Registration Statement.  In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, the Company will furnish each Selling Holder and each underwriter, if any, with a copy of the registration statement and all amendments thereto and will supply each such Selling Holder with copies of any prospectus included therein (including a preliminary prospectus and all amendments and supplements thereto), in each case including all exhibits, and such other documents as may be reasonably requested, in such quantities as may be reasonably necessary for the purposes of the proposed sale or distribution covered by such registration (the Company hereby consenting to the use in accordance with all applicable law of each such registration statement (or amendment or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) by each such Selling Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Shares covered by such registration statement or prospectus).  The Company shall not, however, be required to maintain the registration statement relating to a Demand Registration and to supply copies of a prospectus for a period beyond the Demand Period, and, at the end of such period, the Company may deregister any Registrable Shares covered by such registration statement and not then sold or distributed.  In connection with any such registration of Registrable Shares, the Company will, at the request of the managing underwriter with respect thereto (or, if not an underwritten offering, at the request of Selling Holders holding a majority of the Registrable Shares to be included in the registration) use its best efforts to register or qualify such Registrable Shares for sale under the securities laws of such states as is reasonably requested to permit the distribution of such Registrable Shares and to use its reasonable efforts to keep each such registration or qualification effective during the period such registration statement is required to be kept effective and to do such other acts or things reasonably necessary to enable the disposition in such jurisdictions of the securities covered by the applicable registration statement in accordance with applicable “blue sky” securities laws of such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or become subject to taxation in any jurisdiction.

In connection with any offering of Registrable Shares registered pursuant to this Agreement, the Company shall (i) furnish each Selling Holder, at the Company’s expense and at least three (3) business days prior to the sale of any Registrable Shares to the underwriters, with unlegended certificates in a form eligible for deposit with The Depository Trust Company representing ownership of the Registrable Shares which are sold pursuant to the registration statement, in such denominations and registered in such names as the managing underwriter, if any, or such Selling Holder shall reasonably request, and (ii) instruct the transfer agent and registrar of the Common Stock to release any stop transfer orders with respect to the Registrable Shares so sold.

4.5                                 Registration Procedures.  In connection with the Company’s obligations to effect a registration pursuant to Sections 4.2 and 4.3 (but subject to the last sentence of Section 4.3.2(d) and provided that any time periods set forth in this Section 4.5 regarding effective periods and the like shall apply only in the event of a Demand Registration), the Company will as expeditiously as is reasonably practicable:

(i)                                     prepare and file with the Commission as soon as practicable (in the case of a Demand Registration) a registration statement with respect to such Registrable Shares, on a form available for the sale of the Registrable Shares by the Holders thereof in accordance with the intended method or methods of distribution thereof and use its commercially reasonable efforts to cause each such registration statement to become and remain effective; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference) and, whether or not filed pursuant to Section 4.2 or 4.3, the Company will furnish to the Holders of the Registrable Shares covered by such registration statement and the underwriters, if any, and any attorney, accountant or other agent retained by the Holders of Registrable Shares covered by such registration statement, copies of all such documents proposed to be filed, which documents will be subject to the review and comment of such Holders, such counsel and underwriters, if any.  The Company will not file any registration statement or any amendment thereto or any prospectus or any supplement thereto in connection with a Demand Registration pursuant to Section 4.2 (including such documents incorporated by reference and proposed to be filed after the initial filing of the registration statement) to which the Holders of a majority of the Registrable Shares covered by such registration statement or the underwriters, if any, shall reasonably and timely object;

(ii)                                  prepare and file with the Commission such amendments and post-effective amendments to such registration statement and such supplements to the prospectus used in connection therewith as may be necessary to keep such registration statement effective (to the extent otherwise required by this Agreement) and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or the expiration of the Demand Period (in the case of a Demand Registration), whichever occurs earlier; provided, however, that the only remedy for any failure to keep the registration statement so effective shall be as set forth in Section 4.2.2 and provided, further, that the Company will have no obligation to a Selling Holder participating on a “piggyback” basis in a registration statement that has become effective to keep such registration statement effective for a period beyond 120 days from the effective date of such registration statement;

(iii)                               cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. (the “NASD”);

(iv)                              notify each Selling Holder and the managing underwriter, if any, promptly (and in any event within three (3) business days):  (A) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and with respect to the registration statement or any post-effective amendment, when the same has become effective; (B) of any request by the Commission or any other federal or state governmental authority for any amendments or supplements to the registration statement or the prospectus or for additional information; (C) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (D) if, at any time prior to the closing contemplated by an underwriting agreement or such other agreement entered into in connection with such registration statement, that the representations and warranties of the Company contained in such agreement cease to be true and correct; (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (F) of the happening of any event which makes any statement made in the registration statement, the prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which requires the making of any changes in the registration statement, the prospectus or any document incorporated therein by reference in order to make the statements therein not misleading; and (G) of the Company’s reasonable determination that a post-effective amendment to a registration statement would be required;

(v)                                 make commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of a prospectus or suspending the qualification of any of the Registrable Shares included therein for sale in any jurisdiction (subject to the proviso at the end of the penultimate paragraph of Section 4.4), and, in the event of the issuance of any stop order suspending the effectiveness of the registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Shares included in such registration statement for sale in any jurisdiction (subject to the proviso at the end of the penultimate paragraph of Section 4.4), the Company will use its best efforts to promptly obtain the withdrawal of any such order;

(vi)                              furnish to each Selling Holder and the managing underwriters, if any, without any additional charge, one signed copy of the registration statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(vii)                           as promptly as reasonably practicable, if required, based on the advice of the Company’s counsel or counsel to any Selling Holder whose securities are included in such registration statement or upon the occurrence of any event contemplated by Section 4.5(iv)(F), prepare and file a supplement or post-effective amendment to the registration statement, the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(viii)                        cause all Registrable Shares covered by the registration statement to be listed on each securities exchange on which identical securities issued by the Company are then listed if requested by the Selling Holders holding a majority in number of the Registrable Shares covered by the Registration Statement or the managing underwriters, if any;

(ix)                                provide and cause to be maintained a transfer agent and registrar for all Registrable Shares covered by such registration statement from and after a date not later than the effective date of such registration statement;

(x)                                   use its best efforts to provide a CUSIP number for the Registrable Shares, not later than the effective date of the registration statement;

(xi)                                use its best efforts to (A) obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and not objected to by the Holders of a majority of the Registrable Shares being sold), and updates thereof addressed to the Selling Holders, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the underwriters, if any; and (B) obtain “cold comfort” letters and updates thereof (which letters and updates (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and counsel to the Holders of a majority of the Registrable Shares being sold) from the Company’s independent certified public accountants addressed to such Selling Holders (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the registration statement), such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters by accountants in connection with underwritten offerings and such other matters as the underwriters, if any, or the Holders of a majority of the Registrable Shares being sold, reasonably request.  The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder or, if not an underwritten offering, as otherwise reasonably requested by the Holders of a majority of the Registrable Shares being sold;

(xii)                             make available for inspection by a representative of the Selling Holders and any attorneys or accountants retained by such Holders (and, to the extent reasonably requested, furnish copies), in connection with the preparation of a registration statement pursuant to this Agreement, all financial and other records and pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative(s), attorney(s) or accountant(s) in connection with such registration; provided, however, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such persons unless disclosure of such records, information or documents is required by court or administrative order or under applicable law; and provided, further, that appropriate arrangements are made, to the extent required by applicable antitrust law, to limit access to such information of the Company to representatives of the Holders who are not officers or employees of the Selling Holders; and provided, further that, without limiting the foregoing, no such information shall be used by any such Person in connection with any market transactions in securities of the Company or its subsidiaries in violation of law;

(xiii)                          enter into such agreements reasonably requested (including, as applicable, an underwriting agreement in form, scope and substance as is customary in underwritten offerings and is reasonably satisfactory to the Company) and take all such other customary and reasonable actions in connection therewith (including those requested by the managing underwriters) in order to expedite or facilitate the disposition of the Registrable Shares, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

(a)                                  make such representations and warranties to the Holders of such Registrable Shares included in the registration statement and the underwriters, if any, with respect to the business of the Company and the registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same, if and when reasonably requested; and

(b)                                 deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Shares being included in the registration statement and managing underwriters, if any, to evidence compliance with clause (a) above and with any provisions contained in the underwriting agreement or other similar agreement entered into by the Company;

The above shall be done at each closing under such underwriting or other such agreement or as and, if not an underwritten offering, to the extent otherwise reasonably requested by the Holders of a majority of the Registrable Shares being sold pursuant to the registration statement;

(xiv)                         (a) if so required by the managing underwriter in an underwritten offering of Registrable Shares covered by a registration statement filed pursuant to Section 4.2 or 4.3 hereof, not publicly or privately sell, make any short sale of, loan, grant any option, effect any public sale or distribution of or otherwise dispose of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the ten (10) days prior to and the ninety (90) days after any underwritten registration pursuant hereto has become effective, except as part of such underwritten registration and except pursuant to any exchange offer or registrations on Form S-4 or S-8 or any successor or similar forms thereto, except that the Company may make grants of options under its stock option plans and may issue securities issuable upon the exercise or conversion of outstanding convertible securities, stock options and other options, warrants and rights of the Company and (b) if requested, use reasonable efforts to cause each holder of ten percent (10%) or more of the securities of the same class as the securities included in any underwritten registration pursuant to Section 4.2 hereof, or any securities convertible into or exchangeable or exercisable for such securities, in each case purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public or private sale or distribution or otherwise dispose (including sales pursuant to Rule 144 promulgated under the Act) of any such securities during the ten (10) days prior to and the ninety (90) days after any underwritten registration pursuant hereto has become effective (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree;

(xv)                            if requested, furnish each Selling Holder with a copy (or a reasonable number of copies, as requested) of the registration statement (together with the Exhibits thereto) and each amendment thereto prior to the filing thereof with the Commission;

(xvi)                         if requested by the managing underwriters, if any, or a Holder of Registrable Shares being sold, promptly incorporate in a prospectus, supplement or post-effective amendment such information as the managing underwriters, if any, and the Holders of the Registrable Shares being sold reasonably request to be included therein relating to the sale of the Registrable Shares, including, without limitation, information with respect to the number of Registrable Shares being sold to underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Shares to be sold in such offering; and make all required filings of such prospectus, supplement or post-effective amendment promptly following notification of the matters to be incorporated in such supplement or post-effective amendment;

(xvii)                      upon the occurrence of any event that would cause a shelf registration statement (A) to contain a material misstatement or omission or (B) to be not effective and usable for resale of Registrable Shares during the Demand Period, the Company shall promptly file an amendment to such shelf registration statement, in the case of clause (A), correcting any such misstatement or omission and, in the case of either clause (A) or (B), use its commercially reasonable efforts to cause such amendment to be declared effective and such shelf registration statement to become usable as soon as reasonably practicable thereafter;

(xviii)                   otherwise use its best efforts to (A) comply with all applicable rules and regulations of the Commission and to take all other steps reasonably necessary to effect the registration of the Registrable Shares covered by the registration statement contemplated hereby, and (B) make available to its securityholders an earnings statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Act) no later than forty-five (45) days after the end of any twelve-month (12) period (or ninety (90) days after the end of any twelve-month (12) period if such period is a fiscal year) (or in each case within such extended period of time as may be permitted by the Commission for filing the applicable report with the Commission) (1) commencing at the end of any fiscal quarter in which Registrable Shares are sold to underwriters in a firm commitment or best efforts underwritten offering and (2) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said twelve-month (12) periods; and

(xix)                           in connection with any underwritten offering, cooperate with all marketing efforts reasonably requested by the managing underwriter(s) in connection with the sale of the Registrable Shares, including, without limitation, participation in a reasonable number of road-show presentations (in major U.S. financial cities) and other marketing activity by executives and other employees of the Company requested by such underwriter or underwriters provided that the scheduling of the road-show presentations shall be set in consultation with the Company and will not require the Company’s involvement at any time or place to which the Company has a reasonable objection.

4.6                                 Holdback Agreements.

4.6.1                        Restrictions on Public Sale by Company and Holders of Registrable Shares.  Each Holder of Registrable Shares (whether or not such Registrable Shares are covered by a Registration Statement filed pursuant to Section 4.2 or 4.3 hereof) and the Company (only in the event of a Demand Registration in accordance with Section 4.2) agrees, if requested (pursuant to a timely written notice) by the managing underwriter(s) in an underwritten offering, not to effect any public sale or distribution of any of the Company’s securities, including a sale pursuant to Rule 144 (except as part of such underwritten offering), during the period beginning ten (10) days prior to, and ending ninety

(90) days after, the closing date of the underwritten offering made pursuant to such Registration Statement.

4.6.2                        Exceptions.  The foregoing provisions shall not apply to any holder of Registrable Shares if such Holder is prevented by applicable statute or regulation from entering into any such agreement; provided, however, that any such Holder shall undertake not to effect any public sale or distribution of the class of securities covered by such Registration Statement (except as part of such underwritten offering) during such period unless it has provided sixty (60) days’ prior written notice of such sale or distribution to the managing underwriter(s).

4.7                                 Registration Expenses.  Except as otherwise required by state securities laws or the rules and regulations promulgated thereunder, all expenses, disbursements and fees incurred by the Company in connection with carrying out its obligations under this Article 4, including but not limited to, (i) the reasonable and documented fees and expenses of one counsel for the Selling Holders (which counsel shall be selected by Holders of a majority of the Registrable Shares included in the applicable registration), (ii) all registration, filing fees and expenses (including fees with respect to filings made with the NASD (including, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel, as may be required by the rules and regulations of the NASD, (iii) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel for the underwriters or Selling Holders in connection with blue sky qualifications of the Registrable Shares and determinations of their eligibility for investment under the laws of such jurisdiction as the managing underwriters or Holders of a majority of the Registrable Shares being sold may designate, subject to the proviso to the last sentence of the penultimate paragraph of Section 4.4), (iv) printing expenses (including printing certificates for the Registrable Shares to be sold and the registration statements and prospectuses), messenger and delivery expenses, duplication, word processing, and telephone, (v) fees and disbursements of counsel for the Company, and (vi) fees and disbursements of all independent certified public accountants of the Company incurred in connection with such registration (including the expenses of any special audit and “cold comfort” letters incident to such registration) and fees and disbursements of underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Shares) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), will be borne by the Company regardless of whether a registration statement becomes effective; provided, however, that the Company will, in any event, pay its internal expenses (including, without limitation), all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review, the fees and expenses of any Person, including special experts, retained by the Company, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system; and provided further, that each Selling Holder shall pay (x) all costs and expenses of counsel (other than the counsel costs referred to in (i) above), accounting or financing professionals retained by such Selling Holder, (y) all underwriting discounts, commissions, fees and expenses and all transfer taxes with respect to the Shares sold by such Selling Holder, and (z) all other expenses incurred by such Selling Holder and incidental to the sale and delivery of the Shares to be sold by such Holder.

4.8                                 Conditions to Holder’s Rights.  It shall be a condition of each Selling Holder’s rights hereunder that:

4.8.1                        Cooperation.  Such Selling Holder shall cooperate with the Company by supplying information and executing documents relating to such Selling Holder or the securities of the Company owned by such Selling Holder in connection with such registration which are customary for selling stockholders to make in offerings of this type offerings of this type (including agreeing to sell such Selling Holder’s Registrable Shares on the basis provided in any underwriting arrangements containing customary terms reasonably satisfactory to such Selling Holder);

4.8.2                        Undertakings.  Such Selling Holder shall enter into any undertakings and take such other action relating to the conduct of the proposed offering which the Company or the underwriters may reasonably request as being necessary to insure compliance with federal and state securities laws and the rules or other requirements of the NASD or which the Company or the underwriters may reasonably request to otherwise effectuate the offering; and

4.8.3                        Indemnification.  Such Selling Holder shall execute and deliver an agreement to indemnify to the fullest extent permitted by law and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, any underwriter (as defined in the Securities Act), and each person, if any, who controls the Company or such underwriter within the meaning of the Securities Act, against such losses, claims, damages or liabilities (including reimbursement for legal and other expenses) to which the Company or any such director, officer, underwriter or controlling person may become subject under the Securities Act or otherwise, in such manner as is customary for registrations of the type then proposed, but only with respect to written information about or pertaining to such Selling Holder furnished by such Selling Holder specifically for inclusion in the Registration Statement.

4.9                                 Indemnification.

4.9.1                        Indemnification by the Company.  In the case of any offering registered pursuant to this Agreement, the Company agrees to indemnify to the fullest extent permitted by law and hold each Selling Holder, each affiliate of such Selling Holder and each director, officer, agent, representative and employee of such Selling Holder and its affiliates, each Person who controls each Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the directors, officers, agents or employees of each such controlling person (collectively, “Selling Holder Indemnified  Persons”) harmless against any and all losses, claims, damages, liabilities, actions (including reasonable and documented costs (including, without limitation, costs of preparation and reasonable attorneys’ fees and disbursements) and expenses, including reasonable expenses of investigation) (collectively “Losses”) to which they or any of them may become subject under the Securities Act or any other statute or common law or otherwise, insofar as any such Losses shall arise out of, be caused by or shall be based upon

(i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of the Registrable Shares covered thereby, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereof), if used prior to the effective date of such registration statement, or contained in the prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendment, thereof or supplement thereof, including the information deemed part of such registration statement pursuant to Rule 430A promulgated under the Securities Act), if used within the period during which the Company shall be required to keep the registration statement to which such prospectus relates current pursuant to the terms of this Agreement, or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by such Selling Holder Indemnified Person in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the indemnification agreement contained in this Section 4.9.1 shall not apply to such Losses which shall arise from the sale of Registrable Shares to any Person if such Losses shall arise out of, shall be caused by or shall be based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission shall have been made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Holder specifically for use in connection with the preparation of the registration statement or any preliminary prospectus or prospectus contained in the registration statement or any such amendment thereof or supplement thereto.  This indemnity shall be in addition to any other indemnification arrangements to which the Company may otherwise be a party.

4.9.2                        Indemnification by Holders of Registrable Shares.  In the case of any offering registered pursuant to this Agreement in which a Selling Holder participates, such Selling Holder agrees to indemnify to the fullest extent permitted by law and hold the Company, its directors, officers, agents, representatives and employees, each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the directors, officers, agents or employees of such controlling persons harmless against any and all Losses to which they or any of them may become subject under the Securities Act or any other statute or common law or otherwise, insofar as any such Losses shall arise out of, be caused by or based upon  (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or form of prospectus, or arising out of, caused by or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the preliminary prospectus and the prospectus, in each case, including amendments or supplements, in light of the circumstances in which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such Selling Holder to the Company, expressly for use in such registration statement or prospectus; provided, however, that the obligation to indemnify will be several and not joint and in no event shall the liability of any Selling Holder hereunder be greater in amount than the dollar amount of the proceeds (net of the payment of underwriting discounts and commissions payable by such Selling Holder) received by any such Selling Holder upon the sale of the Registrable Shares giving rise to such indemnification obligation.  The Company and the Selling Holders shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution to the same extent as provided above with respect to information so furnished in writing by such Persons expressly for use in any prospectus or registration statement.

4.9.3                        Conduct of Indemnification Proceedings.  Any Person entitled to indemnity under this Agreement (an “Indemnified Party”) shall give prompt written notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the failure so to notify the Indemnifying Party shall not relieve the indemnifying party from any obligation or liability except to the extent that the Indemnifying Party has been prejudiced materially by such failure.  The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding to assume, at the Indemnifying Party’s expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that under such circumstances an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless:  (1) the Indemnifying Party agrees to pay such fees and expenses; or (2) the Indemnifying Party fails promptly to assume the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; or (3) the Indemnified Party shall have been advised by counsel that (i) there may be one or more material defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party or its affiliates, or (ii) a conflict of interest likely exists if such counsel represents such Indemnified Party and such Indemnifying Party or its affiliate, in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or proceeding, or separate but substantially similar or related claims or proceedings arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel which such counsel shall be designated by the Indemnified Party and be reasonably acceptable to the Indemnifying Party) at any time for such Indemnified Party, or for fees and expenses that are not reasonable.  Whether or not such defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld).  The Indemnifying Party shall not consent to entry of any judgment or settle or compromise any pending or threatened claim, action or proceeding, unless it contains as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release, in form and substance satisfactory to such Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder.

The Indemnifying Party’s liability to any such Indemnified Party hereunder shall not be extinguished solely because any other Indemnified Party is not entitled to indemnity hereunder.

4.9.4                        Contribution.  If the indemnification provided for in this Section 4.9 is unavailable to an Indemnified Party for any reason in respect of any Losses or is insufficient to hold such Indemnified Party harmless, then, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act, each applicable Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations appropriate under the circumstances.  The relative fault of such Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission to state a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information concerning the matter with respect to which the claim was asserted and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.9.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 4.9.4, no Indemnifying Party that is a Selling Holder shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Selling Holder from the sale of Registrable Shares exceeds the amount of any damages that such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section 4.9 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

4.9.5                        Underwriting Agreement to Govern.  At such time as an underwriting agreement with respect to a particular underwriting is entered into, the terms of any such underwriting agreement shall govern with respect to the matters set forth therein to the extent inconsistent with this Section 4.9; provided, however, that the indemnification provisions of such underwriting agreement as they relate to Selling Holders are customary for registrations of the type then proposed and provide for indemnification by such Selling Holders only with respect to written information furnished by such Selling Holders.

4.10                           Rule 144.  Following a Public Offering Event, the Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and will take such further action as any Holder of Registrable Shares may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.  Upon the request of any Holder of Registrable Shares, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

ARTICLE 5                                Representations and Warranties.

5.1                                 Representations and Warranties of the Company.

The Company represents and warrants to the Stockholders as follows:

5.1.1                        Organization.  It is a corporation duly organized and validly listing under the laws of the State of Delaware;

5.1.2                        Authority.  It has full corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby;

5.1.3                        Binding Obligation.  The execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on its part, and this Agreement constitutes its binding obligation, enforceable against it in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws which may affect creditors’ rights and remedies generally and by principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

5.1.4                        No Conflict.  The execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which it is subject, (ii) violate any order, judgment or decree applicable to it, or (iii) conflict with, or result in a breach or default under, any term or condition of its certificate or certificate of incorporation or its bylaws or any material agreement or other material instrument to which it is a party or by which it or its property is bound.

5.2                                 Representations and Warranties of the Stockholders.  Each of the Stockholders represents and warrants to each other and to the Company as follows:

5.2.1                        Organization.  If it is an entity, it is a corporation, limited partnership, limited liability company, or other entity duly organized and validly existing under the laws of its respective state of organization;

5.2.2                        Authority.  It has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby;

5.2.3                        Binding Obligation.  The execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary action on its part, and this Agreement constitutes its binding obligation, enforceable against it in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws which may affect creditors’ rights and remedies generally and by principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

5.2.4                        No Conflict.  The execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which it is subject, (ii) violate any order, judgment or decree applicable to it, or (iii) conflict with, or result in a breach or default under, any term or condition of its certificate of incorporation, bylaws, partnership agreement, operating agreement or equivalent governing document or any material agreement or other material instrument to which it is a party or by which it or its property is bound.

ARTICLE 6                                Termination of Agreement

Subject to the next succeeding sentence, this Agreement shall terminate on a date that is the earlier of ten (10) years from the date of this Agreement or such earlier date to which the parties may agree at any time within two (2) years prior to the termination of such ten (10) year period (the “Termination Date”).  The provisions of Article 1 and Article 3 of this Agreement and the provisions of Sections 2.4, 2.8, 2.9, 2.10 and 2.11 of this Agreement shall terminate on the date of a Public Offering Event which occurs prior to the Termination Date.

ARTICLE 7                                Exercise of the Investor Put Right

7.1                                 Put Right.

7.1.1                        At any time during the period beginning on  September 30, 2008 and ending on September 30, 2009, each of GSMP and Ares, as a group (each such group, an “Investor Group”), shall have the right (a “Put Right”), which right may be exercised only once (except as provided in Section 7.2.3), to require the Company to repurchase all or a portion of the Shares then owned by each member of such Investor Group by giving a written notice (a “Put Notice”) to the Company of such Investor Group’s election to exercise such Put Right and the number of Shares covered thereby.  Upon receipt of a Put Notice from an Investor Group, the Company shall notify in writing the other Investor Group that such Put Notice has been delivered to the Company and, within 30 days after the receipt of such notice from the Company, such other Investor Group shall either deliver its Put Notice with respect to all or a portion of the Shares then owned by each member of such Investor Group or shall be deemed to irrevocably waive its Put Right.  Upon delivery of a Put Notice by any Investor Group, the Company shall be obligated to purchase the Shares covered thereby (the “Put Shares”) for a cash purchase price (the “Put Price”) equal to the product of (x) the number of the Put Shares multiplied by (y) the Adjustment Factor (determined in accordance with Section 7.1.4) and multiplied by (z) the Per Share Equity Put Value.  The closing of the purchase of the Put Shares shall occur on the 60th day (or if such day is not a business day, on the next succeeding business day) following either the delivery of the Put Notice delivered by the second Investor Group or the date upon which such Investor Group is deemed to have irrevocably waived its Put Right.

7.1.2                        On the date of closing of a Put Right, the selling Investors shall deliver to the Company the Shares to be purchased by the Company on such date, free and clear of any and all liens and encumbrances whatsoever (other than any liens or encumbrances created by the Company), against the delivery by the Company to each selling Investor or its order of immediately available funds in the amount of the Put Price therefor by wire transfer of immediately available funds for such account, as directed in writing by such Investor.  Upon the exercise and closing of the Put Right as provided in this Section 7.1, the Shares so purchased by the Company shall be retired and shall cease to be outstanding.

7.1.3                        For purposes of this Section 7.1, “Per Share Equity Put Value” shall mean a fraction, (i) the numerator of which equals (x) 6.5 times Consolidated Cash Flow (as such term is defined in the Exchange Agreements) of the Company and its subsidiaries for the four completed calendar quarters most recently ended prior to the delivery of the Put Notice less (y) Funded Indebtedness outstanding on the date of the delivery of the Put Notice first delivered to the Company, and (ii) the denominator of which equals to the number of shares of Common Stock on a fully-diluted basis (assuming the issuance of Common Stock upon exercise or conversion of all then outstanding Rights) as of the date of the delivery of the Put Notice first delivered to the Company.  “Funded Indebtedness” shall mean, as at any date of determination, all Indebtedness (as such term is defined in the Exchange Agreements) of the Company and its subsidiaries as at such date which by its terms or by the terms of the instrument or agreement related thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more (including, without limitation, an option of such obligor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of the creation thereof; provided that Funded Indebtedness shall, as at any date of determination, include all current maturities thereof.

7.1.4                        The “Adjustment Factor” shall be determined as follows:  Unless prior to the delivery of a Put Notice the Company issues any Non-FMV Stock (as defined below), the Adjustment Factor shall equal 1.  If the Company shall issue any shares of Common Stock or Rights (such Common Stock and such Rights are collectively referred to herein as “Non-FMV Stock”) on any date after the date hereof and prior to the date of the delivery of the Put Notice (such date, the “Issue Date”) at a price per share (or having a conversion or exercise price per share) (such price, the “Issue Price”) of less than the fair market value (determined in accordance with Schedule 2) at the Issue Date, the Adjustment Factor for such Issue Date shall be determined pursuant to a formula:

OxFMV
(O-NFS)xFMV + NFSxIP

where:

O = number of shares of Common Stock on a fully-diluted basis (assuming the issuance of Common Stock upon exercise or conversion of all then outstanding Rights) as of the Issue Date;

NFS = number of shares of Non-FMV Stock (assuming exercise or conversion of all Rights included in such Non-FMV Stock);

FMV = the fair market value (determined in accordance with Schedule 2) at the Issue Date; and

IP = the Issue Price.

To the extent more than one Issue Date shall have occurred, the Adjustment Factor for each Issue Date shall be multiplied by the Adjustment Factors determined for each prior Issue Date.  Notwithstanding anything herein to the contrary, in no event may the Adjustment Factor be less than 1.

7.2                                 Sale Rights.

7.2.1                        If the Company is unable to purchase Shares required to be purchased by it upon delivery of a Put Notice or Put Notices by one or both Investor Groups within the time period prescribed by Section 7.1.1, the Investors holding the majority of the Shares covered by such Put Notice or Put Notices (“Majority Investors”) shall have the right, upon written notice to the Company, to require the Company to effect a sale of the Company (by merger, consolidation, reorganization, sale, lease or transfer of all or substantially all assets of the Company and its subsidiaries or any other method chosen as provided below).  The Majority Investors and the Company shall mutually engage a nationally recognized investment banking firm to conduct such sale.  If the Company and the Majority Investors are unable to agree on the selection of the nationally recognized investment banking firm, a body agreed to by the Company and the Majority Investors or, on the failure of such agreement, American Arbitration Association will be requested by the Company and the Majority Investors jointly to appoint a nationally recognized investment banking firm to conduct such sale.  The Majority Investors and the Company shall, upon consultation with such nationally recognized investment banking firm, mutually develop a plan for such sale.  If the Company and the Majority Investors are unable to agree on the plan of sale, any disputes related to a plan of sale shall be settled by a nationally recognized investment banking firm conducting the sale (or, if the Company and the Majority Investors so choose by mutual agreement, any other nationally recognized investment banking firm).  Any Stockholder shall have the right to bid in the sale, and to the extent that he so does, he will agree to abide by the terms of the sale established as aforesaid; provided that if any of the Investors or any of their affiliates, the Purchaser or any of its affiliates or any other affiliate of the Company proposes to purchase all or part of the Company in connection with any such plan of sale, such transaction shall not be completed unless the Company obtains an opinion as to the fairness of such plan of sale to the stockholders of the Company from a financial point of view issued by a nationally recognized investment banking firm.  Notwithstanding anything herein to the contrary, only the Majority Investors in consultation with other Investors shall have the right, in their sole and absolute discretion, to accept or reject any bids for such sale and the Company (subject to the fiduciary duties of its Board of

Directors) and the Stockholders agree to abide by such acceptance or rejection; provided that each holder of Shares shall be entitled to receive consideration on the same basis, and participate in such sale on the same terms, as all other holders of Shares.

7.2.2                        In the event the Investors exercise their sale rights pursuant to Section 7.2.1, the Company shall (A) use its best efforts to ensure that its Board of Directors (subject to their fiduciary duties) and, if necessary, the stockholders in general meeting, agree to vote in favor of the transaction accepted by the Majority Investors and take such other action as may be necessary or desirable to facilitate such transaction; provided that each Stockholder, by joining in this Agreement, grants to the Majority Investors an irrevocable proxy, which proxy is coupled with interest, to vote in favor of any such transaction and to take such other actions as may be necessary or desirable to facilitate such transaction; and (B) provide, and cause its officers and employees to provide, such cooperation in the sale process as the Majority Investors may reasonably request.  Notwithstanding anything herein to the contrary, any decision by the Board of Directors of the Company not to vote in favor of the transaction accepted by the Majority Investors or to cause the Company not to abide by the acceptance or rejection of any bid by the Majority Investors shall be accompanied by an opinion of counsel reasonably satisfactory to the Majority Investors that the directors of the Company were obligated to make such decision to comply with their fiduciary duties to the Company.

7.2.3                        In the event that the Majority Investors advise the Company in writing that the sale of the Company will not be consummated, the Put Right provided for in this Article 7 (including, without limitation, the Investors’ right to demand the sale of the Company if the Company is unable to consummate such Put Right) shall be reinstated for another 12-month period beginning on the first anniversary of the end of the immediately preceding 12-month period during which the Put Right was in effect.

7.2.4                        All expenses incurred by the Investors in connection with such sale shall be borne by the Company.

7.3                                 Exclusive Remedy.  The parties to this Agreement agree that, in the event that the Company is unable to pay the Put Price as and when required by Section 7.1 of this Agreement due to its (a) inability to (i) produce internally-generated cash or (ii) borrow under its credit facilities or (b) determination not to seek additional financing, in the case of (a) and (b), in the amount sufficient to consummate the Put Right, the Investors’ sole and exclusive remedy shall be the Investors’ right under Section 7.2 of this Agreement to require the Company to effect a sale of the Company pursuant to Section 7.2 of this Agreement; provided that nothing contained in this Section 7.3 shall prevent any Investor to sue for specific performance, injunction or other equitable relief, to assure due and punctual performance by the Company or any Stockholder of the provisions of this Article 7.

ARTICLE 8                                General

8.1                                 Recapitalization, Exchanges, etc. Affecting the Shares.  The provisions of this Agreement shall apply to the full extent set forth herein with respect to (a) the Shares and any option, right or warrant to acquire Shares, and (b) any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for any Shares, by combination, recapitalization, reclassification, merger, consolidation or otherwise.  In the event of any change in the capitalization of the Company, as a result of any stock split, stock dividend or stock combination, the provisions of this Agreement shall be appropriately adjusted.

8.2                                 Injunctive Relief.  It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that, in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy of law.  Any such person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

8.3                                 Notices.  Any and all notices, demands or other communications required or permitted hereunder shall be in writing and shall be made by hand delivery (deemed given upon receipt), or by certified mail return receipt requested (deemed given upon execution of such return receipt), addressed to a Stockholder and the Company at the address set forth below such person’s or entity’s signature.  Any party may change its address for notice by notice given to each Stockholder and the Company in accordance with the foregoing.  No objection may be made to the method of delivery of any notice actually and timely received.

8.4                                 Legend.  In addition to any other legend which may be required by applicable law, each share certificate issued after the date hereof representing Shares which are subject to this Agreement shall have endorsed, to the extent appropriate, upon its face the following words:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY JURISDICTION.  SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAW, OR (II) ANY EXEMPTION FROM REGISTRATION UNDER SUCH ACT, OR APPLICABLE STATE SECURITIES LAW, RELATING TO THE DISPOSITION OF SECURITIES, INCLUDING RULE 144, PROVIDED AN OPINION OF COUNSEL IS FURNISHED TO THE COMPANY, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT AN EXEMPTION FROM THE

REGISTRATION REQUIREMENTS OF THE ACT AND/OR APPLICABLE STATE SECURITIES LAW IS AVAILABLE.

IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER COMPLIES WITH THE PROVISIONS OF A SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED AS OF NOVEMBER 13, 2003 (THE “STOCKHOLDERS AGREEMENT”), A COPY OF WHICH IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY.  NO TRANSFER OF THE SECURITIES WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH STOCKHOLDERS AGREEMENT.  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO OTHER RIGHTS AND OBLIGATIONS AS SET FORTH IN THE STOCKHOLDERS AGREEMENT.

8.5                                 Transferees Bound.  All Shares owned by a Transferee shall, subject to the terms of Section 2.3 of this Agreement, for all purposes be subject to the terms of this Agreement, whether or not such Transferee has executed a consent to be bound by this Agreement.  The foregoing shall not apply in the case of any Shares acquired by a Transferee pursuant to a sale of Shares pursuant to an effective registration statement under the Securities Act or, except for sales made prior to a Public Offering Event, pursuant to Rule 144.

8.6                                 Amendment; Waiver.  This Agreement may be amended, modified, supplemented or terminated only by a written instrument signed by each of (i) the Company, (ii) Stockholders holding a majority of the Registrable Purchaser Shares, (iii) Stockholders holding a majority of the Registrable Investor Shares, and (iv) Stockholders holding a majority of the Registrable Executive Shares.  No provision of this Agreement may be waived orally, but only by a written instrument signed by the party against whom enforcement of such waiver is sought.  Stockholders shall be bound from and after the date of the receipt of a written notice from the Company setting forth such amendment or waiver by any consent authorized by this Section, whether or not the Shares shall have been marked to indicate such consent; no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

8.7                                 Additional Documents.  Each party hereto agrees to execute any and all further documents and writings within its powers and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Agreement.

8.8                                 No Third-Party Benefits.  None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third-party beneficiary.

8.9                                 Successors and Assigns.  Subject to the terms hereof, this Agreement shall be binding upon and shall inure to the benefit of the Stockholders, and their respective successors and permitted assigns; provided, however, (i) neither this Agreement nor any rights or obligations hereunder may be transferred by the Company and (ii) no rights or obligations of any Stockholder under this Agreement may be assigned except that any Stockholder may transfer its rights and obligations hereunder, in whole or in part, in connection with a Transfer of Shares made in compliance with all of the provisions of this Agreement.  Notwithstanding the foregoing, the parties hereto acknowledge and agree that the term “Investors” shall include only the Investors named in the preamble to this Agreement and their affiliates who may own Shares form time to time and shall not include any other subsequent holders of Shares.

8.10                           Severability.  In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein; provided, however, that the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such invalid, illegal or unenforceable term, provision, covenant or restriction.

8.11                           Integration.  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof.  There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth or referred to herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter including the Original Agreement.

8.12                           Governing Law.  THE RIGHTS AND LIABILITIES OF THE PARTIES SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE CHOICE OF LAWS PROVISIONS OF SUCH STATE OR ANY OTHER JURISDICTION.

8.13                           Attorneys’ Fees.  Should any litigation or arbitration be commenced (including any proceedings in a bankruptcy court) between the parties hereto or their representatives concerning any provision of this Agreement or the rights and duties of any person or entity hereunder, the party or parties prevailing in such proceeding shall be entitled, in addition to such other relief as may be granted, to the reasonable attorneys’ fees and court costs incurred by reason of such litigation or arbitration.

8.14                           Headings.  The headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Agreement or of any particular Section.

8.15                           Information for Notices.  No Stockholder (other than a Stockholder as of the date of this Agreement with respect to the Shares held as of such date) shall hold any of its Shares in nominee name unless it otherwise provides the Company and the other Stockholders with its name and address and other information reasonably requested by the Company in order to establish such Stockholder’s particular status under this Agreement (e.g., Purchaser Party, Executive Party, Investor Party, etc.).

8.16                           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.17                           Consent to Jurisdiction.  Each Stockholder agrees that any proceeding arising out of or relating to this Agreement or the breach or threatened breach of this Agreement may be commenced and prosecuted in a court in the State of Delaware.  Each Stockholder hereby irrevocably and unconditionally consents and submits to the non-exclusive personal jurisdiction of any court in the State of Delaware in respect of any such proceeding.  Each Stockholder consents to service of process upon it with respect to any such proceeding by registered mail, return receipt requested, and by any other means permitted by applicable laws and rules.  Each Stockholder waives any objection that it may now or hereafter have to the laying of venue of any such proceeding in any court in the State of Delaware and any claim that it may now or hereafter have that any such proceeding in any court in the State of Delaware has been brought in an inconvenient forum.

8.18                           No Inconsistent Agreements.  The Company will not hereafter enter into any agreements with respect to its securities which are inconsistent with or violate in any material respects the rights granted to the Holders of Registrable Shares in this Agreement.

8.19                           Certain Distributions Exempt.  Notwithstanding anything to the contrary contained in this Agreement, any distribution of Shares by the Purchaser or any other Purchaser Party, or by any of the Investors or any Investor Party, to its respective equity participants in accordance with the terms of its limited partnership agreement, operating agreement or other governing agreement or instrument shall be exempt from the terms and conditions of this Agreement, other than that the Persons receiving the Shares in connection with any such distribution shall be bound on a going-forward basis by the terms and conditions of this Agreement.  For example, and not by way of limitation, any such distribution shall not trigger any of the “tag-along” rights set forth in Section 2.4.  For purposes of this Agreement, each of Purchaser Parties, Executive Parties and Investor Parties shall designate a representative, (each a “Representative”).  The Executive Parties designate and appoint Jeffrey Weiss (or any successor designated in writing by a majority of the Executive Parties) as representative (the “Executive Representative”) on behalf of the Executive Parties; the Purchaser Parties designate and appoint Leonard Green & Partners, L.P. (“LGP”) (or any successor designated in writing by a majority of the Purchaser Parties) as representative (the “LGP Representative”) on behalf of the Purchaser Parties; and Investor Parties designate and appoint GSMP Onshore, (or any successor designated in writing by a majority of the Investor Parties) as representative (the “Investor  Representative”) on behalf of the Investor Parties with the authority to receive any notices, settle any claims, agree to any amendments, and grant any consents or waivers on behalf of such parties, respectively.  The parties hereto shall be entitled to deal exclusively with the respective Representative with respect to matters arising out of this Agreement and the parties hereto shall be entitled to deliver any notices to the respective Representative and rely on any action of the respective Representative with respect to actions taken under this Agreement on behalf of the parties hereto.

8.20                           Certain Limitations.  Notwithstanding anything to the contrary contained in this Agreement, prior to the issuance or sale of any shares of the Company’s capital stock pursuant to an effective registration statement under the Securities Act, the Company shall not be required to register any transfer of Shares on the Company’s books if in the reasonable, good faith judgment of the Company, registering such transfer would cause the Company to become subject to registration pursuant to the Exchange Act.

8.21                           Information Regarding Beneficial Ownership.  Each Stockholder agrees to promptly provide to the Company any information or representations that the Company may request regarding such holder’s beneficial ownership of shares of any class of the Company’s capital stock.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first set forth above.

THE COMPANY

DFG Holdings, Inc.

By:	/s/ Jeffrey Weiss
Name: Jeffrey Weiss
Title: Chief Executive Officer
1436 Lancaster Avenue Berwyn, Pennsylvania 19312 Telephone: 610-296-3400
Fax: 610-296-7844

THE PURCHASER

Green Equity Investors II, L.P.

By:	Grand Avenue Capital Partners, L.P., Its: General Partner

By:	Grand Avenue Capital Corporation, Its: General Partner

By:	/s/ Jonathan Seiffer
Name: Jonathan Seiffer
Title: Partner

c/o Leonard Green & Partners, L.P.
11111 Santa Monica Boulevard
Suite 2000
Los Angeles, California 90025
Telephone: 310-954-0444
Fax: 310-954-0404
Attention: Jonathan Seiffer

EXECUTIVE PARTIES

By:	/s/ Jeffrey Weiss
Name: Jeffrey Weiss

By:	/s/ Donald Gayhardt
Name: Donald Gayhardt

By:
Name: Bernie Flaherty

By:	/s/ Mike Marcus
Name: Mike Marcus

By:	/s/ Peter Sokolowski
Name: Peter Sokolowski

By:	/s/ Evan Guengerich
Name: Evan Guengerich

By:	/s/ Melissa Holmes
Name: Melissa Holmes

By:	/s/ Andrew Callan
Name: Andrew Callan

By:
Name: Syd Franchuk

THE INVESTORS

GS MEZZANINE PARTNERS, L.P.

By:	GS Mezzanine Advisors, L.L.C., its general partner

By:	/s/ Katherine B. Enquist
Name: Katherine B. Enquist
Title: Vice President

GS MEZZANINE PARTNERS OFFSHORE, L.P.

By:	GS Mezzanine Advisors, L.L.C., its general partner

By:	/s/ Katherine B. Enquist
Name: Katherine B. Enquist
Title: Vice President

STONE STREET FUND 1998, L.P.

By:	Stone Street 1998, L.L.C., its general partner

By:	/s/ Katherine B. Enquist
Name: Katherine B. Enquist
Title: Vice President

BRIDGE STREET FUND 1998, L.P.

By:	Stone Street 1998, L.L.C., its general partner

By:	/s/ Katherine B. Enquist
Name: Katherine B. Enquist
Title: Vice President

ARES LEVERAGED INVESTMENT FUND, L.P.

By:	ARES Management, L.P.

By:	ARES Operating Member, LLC, its general partner

By:	/s/ Jeff Serota
Name: Jeff Serota
Title: Vice President

ARES LEVERAGED INVESTMENT FUND II, L.P.

By:	ARES Management II, L.P.

By:	ARES Operating Member II, LLC, its general partner

By:	/s/ Jeff Serota
Name: Jeff Serota
Title: Vice President

THE BROKER

By:	/s/ C.L. Jeffrey
Name: C.L. Jeffrey

By:	/s/ Sheila Jeffrey
Name: Sheila Jeffrey

Schedule 1

Pro Forma Ownership

Stockholder	Number of Shares Owned	Number of Options Owned(1)	Total Number of Fully Diluted Shares	Percentage of Total(2)
Green Equity Investors II, L.P.	13,014.9364	—	13,014.936	62.78%
Jeffrey Weiss	3,058.9908	—	3,058.991	14.76%
Donald Gayhardt	164.5601	399.0000	563.5601	2.72%
Peter Sokolowski	53.3536	25.0000	78.3536	0.38%
Michael Marcus	65.2174	40.0000	105.2174	0.51%
Evan Guengerich	50.3876	5.0000	55.3876	0.27%
Drew Callan	23.5086	5.0000	28.5086	0.14%
Melissa Holmes	26.4745	5.0000	31.4745	0.15%
Stone Street Fund 1998, L.P.	57.7978	—	57.7978	0.28%
Bridge Street Fund 1998, L.P.	17.4445	—	17.4445	0.08%
GS Mezzanine Partners, L.P.	1,350.1857	—	1,350.1857	6.51%
GS Mezzanine Partners Offshore, L.P.	725.0285	—	725.0285	3.50%
Ares Leveraged Investment Fund, L.P.	423.8458	—	423.8458	2.04%
Ares Leveraged Investment Fund II, L.P.	423.8458	—	423.8458	2.04%
Syd Franchuk	41.2403	100.0000	141.2403	0.68%
Bernard Flaherty	106.3027	24.0000	130.3027	0.63%
C.L. and Sheila Jeffrey	155.0388	—	155.0388	0.75%
Total	19,758.1589	603.0000	20,361.1589	98.22%

(1)                                  Represents total number of option shares owned. Vested number of shares may be different depending on vesting provisions.

(2)                                  Assumes exercise of all options.  The total percentage does not add to 100% because certain non-stockholder employees of Dollar Financial Group, Inc. hold an aggregate of 379.000 options.

Schedule 2

Fair market value of the Class A Common Stock, par value $.001 (the “Common Stock”), of DFG Holdings, Inc. (the “Company”) shall be determined as follows:

(a)                                  for the purposes of the Agreement, the “fair market value” of each of the shares of the Common Stock of the Company shall be determined on the basis of the fair market value of the entire common equity of the Company as of the date of valuation, less an appropriate discount for lack of liquidity and minority interest; provided however, such discount for lack of liquidity and minority interest shall not apply in the event such stockholder owned on the closing date of the Merger at least ten percent (10%) of the entire common equity of the Company;

(b)                                 (i)                                     If the fair market value is being determined for purposes of Section 2.9, during the sixty (60) day period following the date of termination or the date on which an option or other repurchase event occurs or a repurchase right is exercised (as the case may be), the Executive with respect to whom such event occurred or such right was exercised (as the case may be), or his personal representative, on the one hand, and the Board of Directors of the Company (the “Board of Directors”) (following consultations with GEI II, if GEI II other than the Company is exercising a repurchase right), on the other hand, shall attempt, reasonably and in good faith, to agree upon the fair market value;

(ii)                                  If the fair market value is being determined for purposes of calculating the Adjustment Factor referred to in Section, 7.1, during the 60 day period following the date of the relevant issuance, the Investors on the one hand, and the Board of Directors, on the other hand, shall attempt, reasonably and in good faith, to agree upon the fair market value;

(c)                                  in the event the Executive (or his personal representative, as the case may be) or the Investors (any such party, a “Requesting Party”), as applicable, and the Board of Directors are unable to so agree, then within ten (10) business days after the expiration of said sixty (60) day period, the Board of Directors and such Requesting Party shall mutually agree upon, and retain, a nationally recognized independent appraiser of closely held businesses (the “Appraiser”).  The Requesting Party, on the one hand, and the Board of Directors, on the other hand, shall each submit to the Appraiser such parties’ respective opinions as to the fair market value, together with such supporting data as such party deems relevant.  The Appraiser shall then conduct its own evaluation of such opinions and such data, and shall conduct such independent procedures and investigation as the Appraiser shall deem necessary in order to form an opinion as to the fair market value.  However, the Appraiser shall be limited to selecting, as the fair market value, either (x) the opinion of the Requesting Party, or (y) the opinion of the Board of Directors.  The Appraiser shall give written notice of its determination to the Requesting Party and the Company.  The fair market value as determined by the Board of Directors shall be the “Board Fair Market Value” and the fair market value as determined by the Requesting Party shall be the “Requesting Party Fair Market Value”.  In the case of the determination of fair market value for purposes of Section 2.9, if the Appraiser shall select the Board Fair Market Value, the fees and costs of the Appraiser shall be paid by the Executive (or his personal representative, as the case may be), and if the Appraiser shall select the Requesting Party Fair Market Value, the fees and costs of the Appraiser shall be paid by the Company.  In the case of the determination of fair market value for purposes of determining the Adjustment Factor, the fees and costs of the Appraiser shall be paid by the Company.